UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Southwest Water Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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One Wilshire Building
624 So. Grand Avenue
Suite 2900
Los Angeles, CA 90017
Phone: 213 929 1800
Fax: 213 929 1888
www.swwc.com

Dear SouthWest Water Stockholder:

We cordially invite you to attend the 2009 Annual Meeting of Stockholders of SouthWest Water Company (NASDAQ: SWWC) to be held on Friday, October 23, 2009, at 10:00 a.m., Pacific Time, at the Millennium Biltmore Hotel located at 506 So. Grand Ave, Los Angeles, California 90071 (see map on page 38).

Details of the business to be conducted at the Annual Meeting are provided in the accompanying Notice of Annual Meeting and Proxy Statement.

Included with this Proxy Statement is a copy of the Annual Report on Form 10-K for fiscal year 2008. We encourage you to read the enclosed materials.

Thank you for your ongoing support and continued interest in SouthWest Water Company.

Sincerely,

Mark A. Swatek
Chief Executive Officer
and Chairman of the Board

SOUTHWEST WATER COMPANY

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on October 23, 2009

Dear SouthWest Water Stockholder:

The Annual Meeting of Stockholders of SouthWest Water Company, a Delaware corporation, will be held on Friday, October 23, 2009, at 10:00 a.m., Pacific Time, at the Millennium Biltmore Hotel Los Angeles, 506 South Grand Avenue, Los Angeles, California 90071 for the following purposes:

(1)	To elect eight Directors;

(2)	To ratify the selection of PricewaterhouseCoopers (“PWC”), as the Company’s independent public accountants for the fiscal year ending December 31, 2009; and

(3)	To consider such other business as may properly come before the meeting.

Only Stockholders of Record at the close of business on September 11, 2009 are entitled to notice of, and to vote at, this meeting.

By Order of the Board of Directors,

William K. Dix

Vice President General Counsel & Secretary
Los Angeles, California
September 4, 2009

YOUR VOTE IS IMPORTANT: Whether or not you plan to attend the Annual Meeting of Stockholders, we urge you to submit your proxy by telephone or our website http://www.proxyvoting.com/swwc. These are quick and cost effective ways for you to submit your proxy. If you would prefer to vote by mail, please sign, date and return the enclosed proxy card in the postage-paid envelope provided. Please review the instructions on the proxy card for each of these voting options. If you return an executed proxy, and then attend the meeting, you may revoke your proxy and vote in person. Attendance at the meeting will not by itself revoke a proxy.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 23, 2009

This proxy statement and the accompanying annual report are available at www.swwc.com

Among other things, the proxy statement contains information regarding:

•                 The date, time and location of the meeting;

•                 A list of the matters being submitted to the Stockholders; and

•                 Information concerning voting in person.

2009 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

SOLICITATION

This proxy statement (“Proxy Statement”) is furnished by and on behalf of the Board of Directors (the “Board” or “Directors”) of SouthWest Water Company, a Delaware corporation (“SouthWest Water,” “the Company,” “we,” or “us”), in connection with its solicitation of proxies to be voted at the Annual Meeting to be held on Friday, October 23, 2009 (the “Annual Meeting”), beginning at 10:00 a.m., Pacific Time, at the Millennium Biltmore Hotel Los Angeles, 506 South Grand Avenue, Los Angeles, California 90071 for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and enclosed proxy card will be mailed on or about September 18, 2009 to the Company’s Stockholders of Record (the “Stockholders”) as of September 11, 2009 (the “Record Date”).

INFORMATION ABOUT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD OCTOBER 23, 2009

Q:                                  What is the purpose of the Annual Meeting?

A:                                  At our Annual Meeting, we are asking Stockholders to consider and vote upon matters described in the Notice of Annual Meeting of Stockholders. In addition, management will report on the performance of the Company and respond to questions from Stockholders.

Q:                                  Who can attend the Annual Meeting?

A:                                  Our Stockholders, Company representatives and Company guests can attend our Annual Meeting. Admission to the meeting depends on how your stock ownership is recorded. If your stock is held in the name of a bank, broker or other holder of record and you plan to attend the Annual Meeting, please obtain proof of ownership, such as a current brokerage account statement or certification from your broker. If your stock is registered with our transfer agent, The Bank of New York Mellon Corporation (“BNY Mellon” and/or “transfer agent”), all you need is proof of identify; no proof of ownership is needed.

Q:                                  Who can vote at this Annual Meeting?

A:                                  Owners of SouthWest Water common stock or Series A preferred stock at the close of business on the Record Date are entitled to receive this notice and to vote their shares at the Annual Meeting. As of that date, there were 24,878,029 shares of common stock outstanding and 9,156 shares of Series A preferred stock outstanding. On each matter properly brought before the Annual Meeting, common shares will be entitled to one vote per share, and Series A Preferred shares will be entitled to five votes per share. The combined total number of eligible votes is 24,923,809 shares.

Q:                                  What is the quorum requirement for the Annual Meeting?

A:                                  The presence at the meeting, in person or by proxy, of the holders of a majority of the eligible votes on the Record Date will constitute a quorum, permitting business to be conducted at the Annual Meeting. Proxies received, but marked as abstentions, and broker non-votes (i.e., shares that are not voted by the broker who is the record holder of the shares because the broker is not instructed to vote by the actual owner of the shares and does not have discretionary authority to vote such shares) will be included in the calculation of the number of votes considered to be present at the meeting. Abstentions and broker non-votes will not be counted “for” or “against” any matter.  Under the rules that govern brokers who are voting shares held in street name, brokers have discretion to vote those shares on routine matters but not on non-routine matters.  Routine matters include the election of Directors and ratification of independent public accountants.  Non-routine matters include actions on stock plans.

Q:                                  What are the costs of proxy distribution and solicitation and who pays for them?

A:                                  SouthWest Water will bear the entire cost of this solicitation of proxies, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional solicitation material that SouthWest Water may provide to Stockholders. Copies of solicitation material will be provided to brokerage firms, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to beneficial owners. In addition, SouthWest Water has retained Morrow and Company (“Morrow”) to act as a proxy solicitor for the Annual

Meeting. SouthWest Water has agreed to pay Morrow $5,000, plus reasonable out-of-pocket expenses, for proxy solicitation services. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, facsimile and other means by Directors, officers and employees of SouthWest Water. No additional compensation will be paid to these individuals for their services.

Q:                                  What information is contained in these materials?

A:                                  The information included in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of Directors and our most highly paid officers or named executive officers, and certain other required information. SouthWest Water’s 2008 Annual Report, proxy card and a return envelope are also enclosed.

Q:                                  What proposals will be voted on at the Annual Meeting?

A:                                  There are two proposals to be voted on at the Annual Meeting:

•	The election of eight persons to serve as Board Directors until 2010; (For information about this proposal, please see page 5.); and

•

Ratification of the selection of PricewaterhouseCoopers as the Company’s independent public accountants for the fiscal year ending December 31, 2009. (For information about this proposal, please see page 35).

If any other matters are properly presented at the Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place, the persons named in the proxy will have discretion to vote on these matters in accordance with their best judgment.

Q:                                  Have there been any changes to corporate governance since the last annual meeting?

A:                                On August 10, 2009, the Board voted to amend its bylaws to increase its size to 10 Directors and elected Kimberly Alexy and Bruce Edwards to the Board.  The Board also voted to amend the corporate governance guidelines lowering the mandatory Board retirement age to 72, from the current 75.  Based on this guideline change, four incumbent directors will reach mandatory retirement age by the time of the 2010 annual meeting. In addition, the Board elected to separate the role of chairman and chief executive officer.  The two latter changes will go into effect immediately following the 2009 annual shareholder’s meeting, with the new chair to be named at that time.

Q:                                  What shares owned by me can be voted?

A:                                  Each share of SouthWest Water stock issued and outstanding as of the close of business on the Record Date is entitled to vote on all items being voted upon at the Annual Meeting. You may cast one vote per share of common stock that you held on the Record Date. Holders of Series A preferred stock may cast five votes per share of preferred stock owned by them on the Record Date. You may vote all shares owned by you as of the Record Date, including shares that are: (1) held directly in your name as the Stockholder of Record; or (2) held for you as the beneficial owner through a stockbroker, bank or other nominee.

Q:                                  What is the difference between holding shares as a Stockholder of Record and as a beneficial owner?

A:                                  Most Stockholders of SouthWest Water hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with BNY Mellon, you are considered the Stockholder of Record, and these proxy materials are being sent directly to you by SouthWest Water. As the Stockholder of Record, you have the right to grant your voting proxy directly to SouthWest Water or to vote in person at the Annual Meeting. SouthWest Water has enclosed a proxy card for your use. You may also vote by Internet or the telephone as described below under “How can I vote my shares without attending the Annual Meeting?”

Beneficial Owner of Shares Held in Street Name

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the Stockholder of Record. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the Annual Meeting. Because you are not the Stockholder of Record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the record holder (e.g. your broker) giving you the right to vote the shares in person. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee how to vote your shares. Most Stockholders may also vote by Internet or by the telephone, as described below under “How can I vote my shares without attending the Annual Meeting?”

Q:                                  How can I vote my shares in person at the Annual Meeting?

A:                                  Shares held directly in your name as the Stockholder of Record may be voted in person at the Annual Meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification. Even if you plan to attend the Annual Meeting, SouthWest Water recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting. Shares held beneficially in a street name may be voted in person by you only if you obtain a signed proxy from the record holder (e.g. your broker) giving you the right to vote the shares in person.

Q:                                  How can I vote my shares without attending the Annual Meeting?

A:                                  If you are a Stockholder of Record, you may vote by Internet or telephone, by following the instructions included with your proxy card. You may also complete and properly sign the accompanying proxy card and return it to BNY Mellon and it will be voted according to your instructions. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. A large number of banks and brokerage firms are participating in the ADP Investor Communications Services online program, which provides eligible Stockholders who hold their shares in street name to vote by the Internet or telephone. If your bank or brokerage firm is participating in ADP’s program, your voting form will provide instructions. Please refer to the voting instructions below and those included on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker, trustee or nominee. The deadline for voting by Internet and the telephone is 11:59 p.m., Eastern Time, on October 22, 2009. If you vote by Internet or telephone, do not return your proxy card.

By the Internet – The website for Internet voting for Stockholders of Record is http://www.proxyvoting.com/swwc. As with telephone voting, you can confirm that your instructions have been recorded. You can also request electronic delivery of future proxy materials with Internet voting. Most SouthWest Water Stockholders who hold shares beneficially in street name and live in the United States or Canada may vote by going to the site specified on the voting instruction card provided by their brokers, trustees or nominees.

By Telephone – Stockholders of Record of SouthWest Water stock who live in the United States or Canada may submit proxies by following the “Vote by Phone” instructions on their proxy card. Most SouthWest Water Stockholders who hold shares beneficially in street name and live in the United States or Canada may vote by phone by calling the number specified on the voting instruction card provided by their brokers, trustees or nominees.

By Mail – Stockholders of Record of SouthWest Water stock may submit proxies by completing, signing and dating their proxy card and mailing it in the accompanying pre-addressed envelope. SouthWest Water Stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction card provided by their brokers, trustees or nominees and mailing it in the accompanying pre-addressed envelope.

Q:                                  Can I change my vote after I submit a proxy?

A:                                  As a Stockholder of Record, you may revoke your proxy at any time before it is voted at the Annual Meeting by doing any of the following:

•                     Granting a new proxy, relating to the same shares and bearing a later date;

•                     Attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke your proxy. In order to revoke your proxy you must vote at the meeting; or

•                     If your shares are held in the name of a broker, bank or other nominee, you may change your vote by submitting new voting instructions to your bank, broker or other record holder. You must contact your bank, broker or other record holder to find out how to do so.

Q:                                  How are votes cast?

A:                                  In the election of Directors, you may vote “FOR” one or more of the nominees or your vote may be cast “AGAINST”  one or more of the nominees. For all other proposals, you may vote “FOR,” “AGAINST” or “ABSTAIN” on each such proposal. If you vote “ABSTAIN” it has the same effect as a vote “AGAINST.”

Q:                                  What is the voting requirement to approve each of the proposals?

A:                                  For Proposal 1, each nominee who receives the affirmative vote of a majority of votes cast by the holders of shares entitled to vote, voting in person or by proxy at the Annual Meeting, shall be elected a Director to serve until the Annual Meeting held in 2010 and until each successor has been elected and qualified. Brokers are authorized to vote on this proposal.

For Proposal 2, the affirmative vote of a majority of votes cast by the holders of shares entitled to vote, voting in person or by proxy at the Annual Meeting is required for approval. Abstentions on this proposal will have the effect of a vote against such proposal. Brokers are authorized to vote on this proposal.

Q:                                  What does it mean if I receive more than one proxy or voting instruction card?

A:                                  It means your shares are registered differently or are in more than one account. Please provide voting instructions for each proxy and voting instruction card you receive.

Q:                                  Who will count the votes?

A:                                  The inspector of election, a representative of BNY Mellon, will be present at the meeting and will count the votes.

Q:                                  Where can I find the voting results of the Annual Meeting?

A:                                  SouthWest Water intends to announce preliminary voting results at the Annual Meeting and publish final results in its quarterly report on Form 10-Q for the third quarter of fiscal 2009.

Q:                                  How would my shares be voted if I do not specify how they should be voted?

A:                                  If you sign and return your proxy card without indicating how you want your shares to be voted, the person who is named on the proxy card as the proxy holder appointed by you, will vote your shares in accordance with the recommendations of the Board as follows:

Proposal 1:  For the election of all eight nominees for Directors.

Proposal 2: For the ratification of PricewaterhouseCoopers, as the Company’s independent public accountants for the fiscal year ending December 31, 2009.

INFORMATION ON BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS

As of September 4, 2009 the Company’s records and other information available from outside sources indicated that there are no beneficial owners of more than five percent of the outstanding shares of the Company’s common stock.

INFORMATION ON BENEFICIAL OWNERSHIP OF DIRECTORS AND NAMED EXECUTIVE OFFICERS

The following table provides information concerning the beneficial ownership of our common stock as of September 11, 2009, for: (i) each Director and nominee for Director of the Company, (ii) each executive officer named in the Summary Compensation Table on page 22, and (iii) all Directors (including nominees) and executive officers as a group. Except as otherwise noted, to our knowledge, the named individual or their family members have sole voting and investment power with respect to the securities beneficially owned by the Stockholder.

We calculate beneficial ownership by including shares owned in each Director’s or named executive officer’s name (or by any member of his or her immediate family).  Also, in calculating the percentage ownership, we count securities which the Director or named executive officer could purchase within 60 days of September 11, 2009, (such as exercisable stock options that are listed in a separate column as outstanding securities).  No Director or named executive officer owns shares of our preferred stock.

Beneficial Ownership Table Name of Beneficial Owner	Common Stock (1)	Exercisable Options (2)	Total Shares of Stock and Exercisable Options	Percentage of Class
Directors
Kimberly Alexy(3)	0	0	0	*
H. Frederick Christie	41,675	51,925	93,600	*
Bruce C. Edwards(3)	0	0	0	*
Linda Griego	7,756	22,025	29,781	*
Donovan D. Huennekens	123,110	51,925	175,035	*
Thomas Iino	2,756	10,000	12,756	*
William D. Jones	6,989	44,575	51,564	*
Maureen Kindel	10,423	51,925	62,348	*
Richard G. Newman	84,796	51,925	136,721	*
Named Executive Officers
Mark A. Swatek	139,844	91,666	231,510	*
Cheryl L. Clary (resigned 7/3/09)	3,556	10,000	13,556	*
David Stanton	89,004	41,666	130,670	*
Charles Profilet	7,092	6,000	13,092	*
Michael O. Quinn	39,850	58,337	98,187	*
All Directors and Executive Officers as a Group (14)	556,851	491,969	1,048,820	4.2%

*	Represents less than 1% of the outstanding shares as of September 11, 2009.
(1)	Includes shares held directly or in joint tenancy, shares held in trust, by broker, bank nominee or other indirect means over which the individual has voting or shared voting and/or investment power.
(2)	Includes options that become exercisable within 60 days of September 11, 2009.
(3)	Appointed to the Board of Directors August 10, 2009.

PROPOSAL 1: ELECTION OF DIRECTORS

General

On August 10, 2009, the Board voted to amend its bylaws to increase its size to 10 Directors and elected Kimberly Alexy and Bruce Edwards to the Board.  The Board also voted to amend the corporate governance guidelines lowering the mandatory Board retirement age to 72, from the current 75.  Based on this guideline change, four incumbent directors will reach mandatory retirement age by the time of the 2010 annual meeting. In addition, the Board elected to separate the role of chairman and chief executive officer.  The two latter changes will go into effect immediately following the 2009 annual shareholder’s meeting, with the new chair to be named at that time.

Prior to the 2008 Annual Meeting of Stockholders, our Board was divided into three classes consisting of three Directors each (Class I, Class II and Class III). Directors in each class were elected to serve for three-year terms that expired in successive years so that the Stockholders elected one class of Directors at each annual meeting. At the 2008 Annual Meeting, a Stockholder proposal was approved eliminating the classified Board.  The Board has nominated Kimberly Alexy, Bruce C. Edwards, Thomas Iino, William D. Jones, Maureen A. Kindel, Donovan D. Huennekens, Richard G. Newman and Mark A. Swatek for election to the Board of Directors to serve until 2010 or until his or her successor has been elected and qualified.  Linda Griego’s and H. Frederick Christie’s terms expire at the 2010 meeting.  Our Board of Directors is now de-classified and, beginning with the 2010 Annual Meeting, all Directors will be elected for one-year terms at each Annual Meeting.

Geoffrey C. Ketcham, 58, joined our Board of Directors in October 2008.  He retired in December 2006 as Executive Vice President and CFO of Energen Corporation, a position he had held since 1991.  Mr. Ketcham resigned from our Board in January 2009 for personal reasons.

Each nominee has consented to being named in this Proxy Statement and has agreed to serve if elected. The affirmative vote of a majority of the votes cast at the Annual Meeting is required to elect the nominees as Directors. This means that the nominees will be elected if they receive more affirmative votes than any other person. Beginning on the next page, the principal occupation and certain other information is provided on the nominees and the Directors whose terms of office will continue after the Annual Meeting.

Nominees and Continuing Directors

The following table provides information on the people who serve as Directors as of September 11, 2009:

Names
(Former) Class I and II Directors (terms expire at this meeting)	Donovan D. Huennekens
Thomas Iino
William D. Jones
Maureen A. Kindel
Richard G. Newman
Mark A. Swatek
(Former) Class III Directors (terms expire 2010)	H. Frederick Christie
Linda Griego
New Directors (appointed 8/10/2009)	Kimberly Alexy
Bruce C. Edwards

Approval of this proposal requires the affirmative vote of a majority of votes cast by the holders of shares outstanding as of the Record Date entitled to vote, voting in person or by proxy at the Annual Meeting. Abstentions and broker non-votes will be counted as present for purposes of determining if a quorum is present, but will have the same effect as a negative vote on the outcome of this proposal. Brokers are authorized to vote on this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR KIMBERLY ALEXY, BRUCE C. EDWARDS, DONOVAN D. HUENNEKENS, THOMAS IINO, WILLIAM D. JONES, MAUREEN A. KINDEL, RICHARD G. NEWMAN AND MARK A. SWATEK AS DIRECTORS.  THE PERSONS NAMED IN THE ENCLOSED PROXY WILL VOTE YOUR PROXY IN FAVOR OF THESE NOMINEES UNLESS YOU SPECIFY A DIFFERENT CHOICE IN YOUR PROXY.

NOMINEES FOR ELECTION AT ANNUAL MEETING (FORMERLY CLASS I)

Thomas Iino, 67	Director since 2007

Mr. Iino is Chairman of the Board of Los Angeles-based Pacific Commerce Bank, where he’s served since February 2006. From 1983 until he retired in May 2005, he served as partner-in-charge of Deloitte & Touche LLC’s International Practice in Southern California, focusing on audit, strategic planning, merger and acquisitions and managing bottom-line results.  Since his retirement, Mr. Iino has been active serving on several Boards of Directors including the Japanese American Community Cultural Center since 1995, the Keiro Retirement Home, Chairman of the Board of the US – Japan Council, the Board of Legatus, and the Board of governors for the Japanese American National Museum since 1998.  He also previously served on the Board of governors for the UCLA Foundation through 2007. He is a CPA and past president of both the National Association of State Boards of Accountancy and the California State Board of Accountancy.  Mr. Iino has recently been appointed to the Mayor’s Trade Advisory Committee formed to stimulate investments from foreign entities.

William D. Jones, 54	Director since 2004

Mr. Jones has been president, chief executive officer and owner of CityLink Investment Corporation, a real estate investment, development and asset management firm, since 1994 and City Scene Management Company, a property management firm, since 2001. He has been a director of Sempra Energy since 1994, serves on the Boards of certain funds in the American Funds Family managed by the Capital Research and management Company since 2006, and the Federal Reserve Bank of San Francisco since 2008.  He has also served on the San Diego Padres Board since 1998 and on the Board of trustees of the Francis Parker School since 2005.

Maureen A. Kindel, 71	Director since 1997

Maureen Kindel is the Senior Managing Director of Rose & Kindel, a consulting and public affairs firm she founded in 1987.  Ms Kindel, formerly the Commissioner of Public Works for the City of Los Angeles, serves on the LA 84 Foundation Board, the repository of the 1984 Los Angeles Olympic surplus; the Executive Committee of the International Foundation of Election Systems and the Executive Committee of the Los Angeles Chamber of Commerce.  She is a Regent of Loyola Marymount University in Los Angeles, a Board Member of the George Washington University School of Public Affairs in Washington, DC. and a Board Member of the League of Women Voters Education Fund.

NOMINEES FOR ELECTION AT ANNUAL MEETING (FORMERLY CLASS II)

Donovan D. Huennekens, 72	Director since 1969

Mr. Huennekens serves as Chairman of the Company’s Audit Committee. He has been a partner of HQT Homes, a real estate development company, since its formation in 1993.  He is also a private real estate investor, and was a director and member of the Compensation Committee of Bixby Ranch Company, a privately owned family company primarily in the business of developing, managing and owning commercial real estate, from the mid-1980s until its liquidation at the beginning of 2008.

Richard G. Newman, 74	Director since 1991

Mr. Newman serves as Chairman of the Company’s Financial Planning and Investment Committee. He is the current Chairman and founder of AECOM Technology Corporation, which provides engineering and diversified professional, technical and management support services throughout the world.  In addition to serving as Chairman since 1990, Mr. Newman also served as President of AECOM from 1990 until 1993, President and CEO from 1993 to 2000, and CEO from 2000 to 2005.  He is a director of Sempra Energy Company and serves on the Boards of certain funds in the American Funds Family managed by the Capital Research and Management Company.

Mark A. Swatek, 56	Chairman of the Board since 2006

Mr. Swatek, 56, joined SouthWest Water Company as chief executive officer in May 2006, at which time he was also appointed as Director and Chairman of the Board and currently serves in both capacities.  From 2005 until joining SouthWest Water, he was president of MWH Municipal and State Services, the largest operating division of MWH Global. From 2000 to 2005, he was president of MWH Constructors, the design-build construction subsidiary of MWH Global. Mr. Swatek also served as a member of the Board of Directors of MWH Global from 2003 to 2006, MWH Constructors from 2000 to 2006 and MWH Americas from 2005 to 2006.  Since July 2008, he has served as a member of the Board of Directors of California Domestic Water Company, a private wholesale water provider, and Cadway Inc., a private real estate holding company.  Mr. Swatek has also served as a director of the National Association of Water Companies, a non-profit industry association, since October of 2008.

NOMINEES FOR ELECTION AT ANNUAL MEETING (NEWLY APPOINTED DIRECTORS AS OF 8/10/2009)

Kimberly Alexy, 39	Director since August 2009

Kimberly Alexy was appointed to SouthWest Water Company’s Board of Directors on August 10, 2009.  A Chartered Financial Analyst, she is the Principal of Alexy Capital Management, a private investment management firm she founded in 2005.  From 1998 to 2003, she was senior vice president and managing director of equity research for Prudential Securities, where she served as principal technology hardware analyst for the firm.  Prior to joining Prudential, she was vice president of equity research at Lehman Brothers.  Ms. Alexy serves on the Boards of Dot Hill Systems Corp., a provider of storage systems, CalAmp, a wireless datacom and satellite products provider, and SMART Modular Technologies, a manufacturer of memory modules, solid state drives, embedded computing subsystems and TFT-LC display products.

Bruce C. Edwards, 55	Director since August 2009

Bruce C. Edwards was appointed to SouthWest Water Company’s Board of Directors on August 10, 2009.  He was appointed Executive Chairman Emeritus of Powerwave Technologies, Inc., a leading supplier of antenna systems, base station subsystems and coverage solutions to the wireless communications industry, in November 2007.  Mr. Edwards served as Executive Chairman of Powerwave Technologies from February 2005 through November 2007 and Chief Executive Officer from February 1996 through February 2005.  Mr. Edwards previously held executive and financial positions at AST Research, Inc., a personal computer company, AMDAX Corporation, a manufacturer of RF modems, and Arthur Anderson and Co., a public accounting firm.  He currently serves as a Board Director for Emulex Corporation, a leading supplier of Fiber Channel HBAs, and Semtech Corporation, a leading supplier of analog and mixed signal semiconductor products.

DIRECTORS CONTINUING IN OFFICE WITH TERMS EXPIRING IN 2010 (FORMERLY CLASS III)

H. Frederick Christie, 76	Director since 1996

Mr. Christie has served as Lead Director since May 2006 and is Chairman of the Company’s Compensation and Organization Committee. An independent consultant, he retired in 1990 as president and chief executive officer of the Mission Group, a subsidiary of SCEcorp (now Edison International). From 1984 to 1987, he served as president of Southern California Edison Company, a subsidiary of SCEcorp. Mr. Christie is a director of Dine Equity Corporation, AECOM Technology Corporation and Ducommun Incorporated.  He also serves on the Boards of certain funds in the American Funds Family managed by the Capital Research and Management Company.

Linda Griego, 61	Director since 2001

Ms. Griego serves as chairman of the Company’s Nominating and Governance Committee.  She served on the Board from December 2001 until May 2006, and returned to the Board in December 2006 to fill a departing Board member’s vacancy.  Since 1986, Ms. Griego has served as president and chief executive office of Griego Enterprises, Inc., a business management company.  She oversees the operations of Engine Co. No 28, a prominent restaurant in downtown Los Angeles that Ms. Griego founded in 1988.  From 1990 to 2000, Ms. Griego held government-related appointments including deputy mayor of Los Angeles, chief executive officer of the Los Angeles Community Development Bank and Rebuild LA.  She serves on the Boards of Directors of the David and Lucile Packard Foundation, Los Angeles World Affairs Council and the YMCA of Los Angeles. Ms. Griego has served as a director of publicly traded and private corporations, including presently serving as director of CBS Corporation since 2007, City National Corporation since 2006, and AECOM Technology Corporation since 2005.

GOVERNANCE OF THE COMPANY

Corporate General Guidelines

SouthWest Water is committed to having sound corporate governance principles. Our Board believes that the purpose of corporate governance is to ensure we maximize Stockholder value while meeting applicable legal requirements with the highest standards of integrity. The Board has adopted and adheres to corporate governance practices, which the Board and senior management believe promotes this purpose. We continually review these governance practices, Delaware law (the state in which we are incorporated), the rules and listing standards of The NASDAQ Stock Market, LLC. (“NASDAQ”) and SEC regulations, as well as best practices suggested by recognized governance authorities.

SouthWest Water maintains a corporate governance page on its website, which includes key information about its corporate governance initiatives, including SouthWest Water’s Corporate Governance Guidelines and charters for each of the Committees of the Board. The corporate governance page of the Company can be found at www.swwc.com by clicking on Investor Relations then Governance & Management.

Code of Ethics

Our Code of Business Conduct and Ethics for all employees and our Code of Ethics for Directors and Executive Officers (“Code of Ethics”) can also be found on our website www.swwc.com by clicking on Investor Relations then Governance & Management. The Code of Ethics is intended to comply with the requirements of the Sarbanes Oxley Act of 2002 and applies to our Directors and named executive officers, including our Chief Executive Officer, senior financial officers and other members of the Company’s senior management team. We will provide without charge to any person, by written or oral request, a copy of our Code of Ethics. Requests should be directed to Shareholder Services, SouthWest Water Company, One Wilshire Building, 624 South Grand Avenue, Suite 2900, Los Angeles, California 90017.

Board Membership Criteria

SouthWest Water’s Corporate Governance Guidelines contain Board membership criteria that apply to nominees for a position on SouthWest Water’s Board. Under these criteria, members of the Board must have professional and personal ethics and values consistent with longstanding SouthWest Water values and standards. They should have broad experience at the policy-making level in business, government, education, technology or public interest. They should be committed to enhancing Stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other Boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform all Director duties responsibly. Each Director must represent the interests of all Stockholders of the Company.

Nominations for Directors

The Nominating and Governance Committee uses a variety of methods to identify and evaluate nominees for Director, including materials provided by professional search firms or other parties. In the event that Board vacancies are anticipated, or otherwise arise, the Nominating and Governance Committee considers various potential candidates for Director. Candidates may come to the attention of the Nominating and Governance Committee through current Board members, professional search firms, Stockholders or other persons. These candidates are evaluated at meetings of the Nominating and Governance Committee, and may be considered at anytime during the year. In evaluating such nominations, the Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board.

In evaluating Director nominees, the Nominating and Governance Committee considers the following:

•	The appropriate size of the Board;

•	The needs of the Company with respect to the particular talents and experience of the Directors;

•

The knowledge, skills and experience of nominees, including experience in utilities, business, finance, administration or public service, in light of prevailing business conditions, and the knowledge, skills and experience already possessed by other members of the Board;

•	Familiarity with national and international business matters;

•	Experience in political affairs;

•	Experience with accounting rules and practices;

•	Appreciation of the relationship of our business to the changing needs of society;

•	The nominee’s other commitments, including the other Boards on which nominee serves; and

•	The desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

The Nominating and Governance Committee’s goal is to assemble a Board that brings to us a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the Nominating and Governance Committee also considers candidates with appropriate non-business backgrounds.

Other than the foregoing, there are no stated minimum criteria for Director nominees, although the Nominating and Governance Committee may also consider such other factors as it may deem are in the best interest of us and our Stockholders. The Nominating and Governance Committee does, however, believe it appropriate for at least one, and preferably several, members of the Board to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and that a majority of the members of the Board meet the definition of “independent director” under NASDAQ rules.  The Nominating and Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service or if the Nominating and Governance Committee or the Board decides not to re-nominate a member for re-election, the Nominating and Governance Committee identifies the desired skills and experience of a new nominee based on the criteria above.

The Board nominates the Director candidates it deems most qualified for election by the Stockholders after consideration of the recommendation by the Nominating and Governance Committee. In accordance with the bylaws of the Company, the Board will be responsible for filling vacancies or newly created Directorships on the Board that may occur between annual meetings of Stockholders.  On August 10, 2009, the Board voted to amend its bylaws to increase its size to 10 Directors and elected Kimberly Alexy and Bruce Edwards to the Board, granting each of them a 10,000 share non-qualified stock option upon their appointment.  The Board also voted to amend the corporate governance guidelines lowering the mandatory Board retirement age to 72, from the current 75.  Based on this guideline change, four incumbent directors will reach mandatory retirement age by the time of the 2010 annual meeting.  In addition, the Board elected to separate the role of chairman and chief executive officer.  The two latter changes will go into effect immediately following the 2009 annual shareholder’s meeting, with the new chair to be named at that time.

Stockholder Recommendations

The Company’s Corporate Governance Guidelines allow Stockholders to recommend Director nominees for consideration by the Nominating and Governance Committee by writing to the Corporate Secretary at least 90 days before the Annual Meeting, specifying the nominee’s name and qualifications for Board membership. Following verification of the Stockholder status of the person submitting the recommendation and review of minimum qualifying standards, all properly submitted recommendations are brought to the attention of the Nominating and Governance Committee at the next Committee meeting. Candidates recommended by a Stockholder will be evaluated in the same manner as any candidate identified by the Nominating and Governance Committee.

The Company’s Amended and Restated Bylaws (“Bylaws”) allow Stockholders to recommend business, including recommending Director nominees, to come before a special meeting or Annual Meeting of the Company by providing notice to the Corporate Secretary at least 90 days before the Annual Meeting. Such notice must comply with the requirements of our Bylaws.

Director Independence

Based on information solicited from each Director in the form of an annual questionnaire and upon the advice and recommendation of the Company’s Nominating and Governance Committee, the Board has determined that each of the current Directors, except the Chairman of the Board and Chief Executive Officer (Mr. Swatek), has no material relationship with SouthWest Water (either directly or as a partner, Stockholder or officer of an organization that has a relationship with the Company) and is “independent” within the meaning of the Director independence standards, as currently in effect. The NASDAQ independence definition includes a series of objective tests, such as the Director is not an employee of the Company and not engaged in various types of business dealings with the Company. Furthermore, the Board has determined that each of the members of the Audit, Compensation and Organization, and Nominating and Governance Committees has no material relationship with SouthWest Water (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company), and is “independent” within the meaning of NASDAQ’s Director independence standards.

Independent Director sessions of non-employee Directors are held at each regularly scheduled Board meeting. The sessions are chaired by an independent Director selected by the Board from time to time. Any Director can request that an additional independent Director session be scheduled.

Certain Relationships and Related Transactions

The Company is required by law and generally accepted accounting principles to disclose to investors certain transactions between the Company and a related party. A related party would include a Director, nominee for Director, executive officer, certain Stockholders, and certain others. As a part of the process in determining its disclosure obligations, the Company circulates a questionnaire to each Director, nominee for Director, executive officer, and other persons who the Company believes could be a related party containing questions calculated to discover the existence of a related party transaction. The Company also conducts such other investigations as it deems appropriate under the circumstances.

Our Code of Ethics for Directors and Executive Officers states that our executive officers and Directors, including their family members, are charged with avoiding situations in which their personal, family or financial interests conflict with those of the Company. The Board is responsible for reviewing and approving all related person transactions between the Company and any Directors or executive officers. The Compensation and Organization Committee reviews compensation related transactions with Directors or executive officers (such as salary and bonus). Any request for us to enter into a transaction with an executive officer or Director, or any such persons’ immediate family members or affiliates, must be presented to the Board for review and approval. In considering the proposed agreement, the Board will consider the relevant facts and circumstances and the potential for conflicts of interest or improprieties.

No Director, nominee, executive officer or any member of their family had any indebtedness to the Company, any business relationship with the Company or any transaction with the Company in 2008. No Director, nominee, executive officer or any member of their family, at any time during the past three years, has been employed by any entity, including a charitable organization, that has made payments to, or received payments from, including charitable contributions, the Company for property or services in an amount which, in any single fiscal year, exceeded the greater of $1 million or 2% of the other entities consolidated gross revenues reported for that fiscal year.

Confidential Rights, Complaints and Communication with the Board

The Board has established a procedure which enables the Company’s employees and Stockholders to submit anonymous and confidential reports of suspected or actual violations of the Company’s Code of Ethics or any of the following: violations of law, illegal or unsound accounting practices; internal accounting controls; theft or fraud; insider trading; or conflicts of interest.  All employees are informed on a regular basis of the toll-free number available to them to submit a report 24 hours a day, seven days a week.

Stockholders may communicate with the Board by writing to the Secretary, SouthWest Water Company, One Wilshire Building, 624 South Grand Avenue, Suite 2900, Los Angeles, California 90017. The Secretary will forward all communications to the full Board or the appropriate committee with a copy to the Chairperson of the Nominating and Governance Committee.

BOARD MEETINGS

The Board met eleven (11) times during fiscal 2008. Each Director attended at least 75% of all Board and applicable Committee meetings. The Board also encourages attendance at the Annual Meeting of Stockholders by all nominees for election as Directors and all Directors whose term of office will continue after the meeting. Last year all Directors attended the Annual Meeting. Under the Company’s Corporate Governance Guidelines, each Director is expected to dedicate sufficient time, energy and attention to ensure the diligent performance of his or her duties, including attending the Annual Meeting of Stockholders of the Company, meetings of the Board and Committee meetings of which he or she is a member.

The Board is comprised of a lead director and four standing committees: (i) Audit; (ii) Compensation and Organization; (iii) Financial Planning and Investment; and (iv) Nominating and Governance. Each of the Committees operates under a written charter adopted by the Board. The Committee charters are available on SouthWest Water’s website at www.swwc.com under the Investor Relations tab, Governance and Management.

COMMITTEES OF THE BOARD

The Committees of the Board on which certain Directors served during 2008, and the number of meetings held in 2008 by the Committees are identified below.

Name of Director	Lead Director	Audit	Compensation and Organization	Financial Planning and Investment	Nominating and Governance

Non-Employee Directors:
H. Frederick Christie	X	X	Chair		X
Linda Griego				X	Chair
Donovan D. Huennekens		Chair	X
Thomas Iino		X		X
William D. Jones		X	X		X
Maureen A. Kindel			X		X
Richard G. Newman			X	Chair

Employee Director:
Mark A. Swatek

Number of Meetings in Fiscal 2008		10	9	3	4

X = Committee member

Audit Committee

The Audit Committee of SouthWest Water’s Board of Directors consists of four independent Directors, in compliance with the listing standards of NASDAQ and the SEC rules. The Audit Committee operates under a written charter adopted by the Board of Directors that sets forth its responsibilities and authority, and met ten times in 2008. The Audit Committee Charter is available on SouthWest Water’s website at www.swwc.com.

The Audit Committee has the duties prescribed in its Charter and is responsible for overseeing the Company’s financial reporting and disclosure process on behalf of the Board of Directors. It reviews, acts on and reports to the Board of Directors with respect to (among other things) auditing performance and practices, accounting policies, financial reporting, and disclosure practices of the Company.

The Board of Directors has determined that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on this Committee. In addition, the Board has determined that at least one member of the Audit Committee, Donovan D. Huennekens, qualifies as an “Audit Committee Financial Expert” as defined by the SEC rules. The Board has also determined that each of the Audit Committee members satisfies the SEC rules regarding independence and the NASDAQ requirements for Audit Committee membership including financial sophistication. Stockholders should understand that the “financial expert” designation is a disclosure requirement of the SEC related to Mr. Huennekens’ experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. Huennekens any duties, obligations or liabilities that are greater than are generally imposed on him as a member of the Audit Committee and the Board. His designation as an Audit Committee Financial Expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board. The Committee reviews and evaluates annually its performance and charter.

Compensation and Organization Committee

The Compensation and Organization Committee assists the Board in reviewing the performance and approving the compensation of SouthWest Water’s executives. The Committee provides general oversight of SouthWest Water’s equity compensation plans and benefits programs and approves grants of equity compensation under the Company’s equity incentive plans. The Committee reviews and evaluates annually its performance and charter, and met nine times in 2008.

Financial Planning and Investment Committee

The Financial Planning and Investment Committee assists the Board in overseeing the Company’s long-term strategic planning, new business development, acquisitions, mergers and overall investment policy. The Committee reviews and analyzes significant financial matters, such as assisting in the evaluation of proposed merger and acquisition transactions and other financial investment activities. It also reviews SouthWest Water’s capitalization, including credit management, risk concentration and return on invested capital. The Committee reviews and evaluates annually its performance and charter and met three times in 2008.

Nominating and Governance Committee

The Nominating and Governance Committee identifies individuals qualified to become Board members; recommends Director candidates to the Board for election and re-election; and develops and recommends corporate governance principles, including giving proper attention and making effective responses to Stockholder concerns regarding corporate governance. Please refer to our section on “Governance of the Company” for more information on the Company’s governance guidelines. The Committee reviews and evaluates annually its performance and charter, and met four times in 2008.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis describes how we compensated the persons who served as the Company’s Chief Executive Officer and Chief Financial Officer and the other persons included in the Summary Compensation Table on page 22 during fiscal year 2008. Collectively, this group of executive officers is referred to as the named executive officers (the “NEO or NEO’s”).

The Compensation and Organization Committee (the “Committee”) of our Board of Directors is responsible for determining the compensation of the named executive officers and the other members of the Company’s senior management team. The Committee also reviews and oversees all long-term incentive and equity-based plans, defined contribution plans, our deferred compensation plan and change-of-control agreements.

Objectives

Our executive compensation programs are designed with the intent of attracting, motivating and retaining experienced executives and rewarding them for their contributions to the Company’s achievement of its annual and long-term goals. We believe that in this way we can align the interests of our executives with those of our stockholders. We put a greater relative emphasis on at risk, performance based incentives to increase the relationship of pay to Company performance and offer greater compensation potential for superior performance.

Role of Executive Officers in Compensation Decision

Our Chief Executive Officer, other members of management and outside advisors may be invited to attend Committee meetings from time to time depending on the matters to be discussed. The Committee may solicit the input of the Chief Executive Officer as it relates to the compensation of other named executive officers. However, neither the Chief Executive Officer nor any other member of management votes on items before the Committee.

Setting Executive Compensation

The Committee has structured base salary, non-equity incentive plan awards, and long-term equity based incentive awards to motivate named executive officers to achieve goals set by the Company and to reward achievement of those goals. From time to time the Committee engages independent compensation consultants to assist with the review and development of the total compensation provided to its named executive officers. The Committee engaged Compensation Design Group (“CDG”), a nationally recognized compensation consulting firm, to assist with the review of total compensation evaluations conducted in 2008.

The Committee reviews the base salaries of each of our named executive officers annually and the overall executive salary ranges periodically. The Committee determines the base salary of each named executive officer after considering the pay levels of our peer group, the executive’s individual performance, his or her long-term contributions, and the pay of others on the executive team. We target our executive base salary to be in the 50th percentile of our peer group. Adjustments may be made at the discretion of the Committee due to superior performance of the officer involved. Historically, our peer group consisted of four water utility companies and four services companies, which was recently expanded to eight utility companies and eight service companies that provide services in a market similar to that which we serve or to the same clients we serve. The peer group companies were reviewed with CDG and updated with respect to annual revenue, net income, number of employees and market capitalization.  These companies are:

Utility	Services
• American States Water Company	• Hawkins, Inc.
• Artesian Resources Corporation	• Matrix Service Company
• Aqua America	• Michael Baker Company
• California Water Service Group	• TRC Companies
• SJW Corporation	• Stantec, Inc.
• The Empire District Electric Co.	• Insituform Technologies, Inc.
• Middlesex Water Company	• Layne Christensen Company
• Connecticut Water Service, Inc.	• Tetra Tech, Inc

To a lesser extent, the Committee also considers base salary for individuals in comparable positions based on general industry trends, the business requirements for certain skills, and the responsibilities of the executive.

Components of Executive Compensation

The basic elements of compensation for our named executive officers are:

•      Base salary;

•      Non-equity incentive plan awards;

•      Long-term equity based incentive awards; and

•      401(k), deferred compensation plan, and other benefits.

Our named executive officers are compensated with a mix of these key components of compensation. The Committee reviews each element separately and then considers all elements together to ensure that the goals and objectives of our total compensation philosophy are met.

Base Salary

Our objectives in setting, reviewing and adjusting base salary are twofold: to attract and retain executive talent and to meet competitive practices. Our base salary is intended to provide reasonable and competitive pay for services to the Company. The Committee, after considering similarly situated competitors and taking into consideration the performance history of the officers involved, seeks to annually establish the base salary for such affected officers. In using this methodology, the base salary adjustment has both quantitative and qualitative components.  For 2008, each officer’s base salary was the subject of a discretionary review by the Committee taking into account the officer’s personal performance for the prior year and factoring into consideration related cost of living adjustments. In February 2008, the Compensation Committee approved an increase of 3.4% for both Mr. Quinn and Ms. Clary and an increase of 5.9% for Mr. Swatek.  With Mr. Stanton’s promotion to COO, the Compensation Committee approved a 15.3% increase in his base pay.  Mr. Profilet received a 2.0% increase in base pay and received a second adjustment of 3.4% to replace a separate vehicle allowance that was eliminated.  These base salary increases were effective January 1, 2008.  In connection with taking on the additional role of CFO, Mr. Stanton received a 16.7% increase in pay in July 2009.  None of the other named executive officers received an increase in 2009.

Non-Equity Incentive Plan Awards

Our objective in providing annual non-equity incentive compensation in the form of cash awards is to motivate executives to make improvements in individual and Company performance and to align the executive’s compensation with the Company’s performance and objectives; the greater the improvement in Company performance, the greater the incentive opportunity. We also believe annual non-equity incentive compensation is necessary to remain competitive with our peer group.

The Committee annually reviews non-equity incentives for executives generally in the first quarter of the fiscal year to determine award payments for the last completed fiscal year, as well as to set performance goals and incentive targets for the current fiscal year. Non-equity incentives (Short-Term Incentives or STI) are based on performance against both formulaic financial objectives and discretionary non-financial personal goals. The Committee approves the incentive level for the Chief Executive Officer and for each named executive officer taking into consideration the Chief Executive Officer’s recommendations at the beginning of the year as performance objectives are established. The performance objectives are a combination of both financial objectives and non-financial objectives established individually or collectively for the NEOs, and the weighting of each goal is established by the Committee taking into consideration Chief Executive Officer recommendations. The financial objectives may include objectives relating to EPS, Profit before Taxes, Group or Division Income, or other financial metric measures that are pertinent to the individual’s span of control. Non-financial goals are established to assure focus on activities that help the Company achieve its strategic incentives, such as critical acquisitions or realignment of individual operations. Individual operational performance achievement levels are determined at the discretion of the Committee, which is familiar with the individual performance that is expected for each unique job in question.  When these targets are met, the awards are paid in cash.

In early 2008, the Compensation Committee approved and paid cash bonuses for discretionary non-financial performance for fiscal year 2007 to Mr. Quinn, Ms. Clary, Mr. Stanton, and Mr. Profilet (who was not an NEO before 2008) in the amounts of $45,000, $55,000, $60,000 and $50,000, respectively.  Mr. Swatek recommended that he not be considered for a discretionary STI award for 2007.

For the 2008 STI plan, the Committee established threshold, target and maximum awards for plan participants that were based on a percentage of base salary as follows:

NEO	Threshold Award	Target Award	Maximum Award

CEO, COO	25%	50%	100%

CFO, Managing Directors	20%	40%	80%

Each NEO shared a total Company EPS goal for 2008.  The goal was established at threshold, target, and maximum performance levels based on the Company’s approved 2008 budget.  All other performance objectives were tailored to each NEO and his or her specific objectives for 2008 and performance against these goals are summarized below:

Mr. Swatek

•	EPS Goal (30% Weighting): The Company did not achieve the goal

•	Non-Financial Objectives (20% weighting): These objectives are related to restructuring the Company’s financial organization, and the Company achieved 60% of the established objectives.

•

Operational Objectives (20% weighting): The objectives are related to restructuring the operational organization of the Company, establishment of a regulatory rate support team, and success on rate cases.  The Company was highly successful in these efforts and achieved over 90% of these objectives.

•	Discretionary Evaluation (30% weighting): Evaluation of the CEO’s performance by the Compensation Committee.

•	Mr. Swatek did not receive a STI award for 2008 based on overall Company financial performance.

Mr. Stanton

•	EPS Goal (30% Weighting): The Company did not achieve the goal.

•

Company Safety Objectives (25% weighting): Lead efforts to change the Company’s safety culture and significantly improve the safety record. The Company was highly successful in improving safety performance, thus reducing preventable costs associated with workers compensation claims and vehicle accident related claims. Mr. Stanton achieved the targeted level of performance against this goal.

•

Major Operation Gross Margin Improvement (25% weighting): The Company made progress in margin improvement in two of the four major operating segments, however, the Company did not meet threshold performance levels.

•

Strategic Planning Objectives (20% weighting): Establishment of a rigorous strategic planning process to drive operational strategies across all management and supervisory levels of the Company and improve the budgeting and forecasting process within the operations. The Company has created a rigorous, bottoms-up strategic planning process and driven performance objectives into the top three operating levels of management and supervision. Mr. Stanton was successful in establishing a rigorous forecasting and budgeting process within the operations.

•	Mr. Stanton did not receive a STI award for 2008 based on overall Company financial performance.

Ms. Clary

•	EPS Goal (30% Weighting): The Company did not achieve the goal.

•

Finance and Accounting Restructuring and Transition (40% weighting): Lead efforts to restructure and transition the Company’s finance and accounting functions to a strong central financial services center structure using the Company’s new single financial accounting platform as a basis for continuous improvement. The Company made significant strides in centralizing disparate finance and accounting functions into a single financial service center. The implementation of the Company’s Oracle financial accounting platform was completed in early 2008 and full migration efforts continue. The restatement audit halted further progress during the 4th quarter of 2008. The Company achieved 60% of its objectives for financial structure change.

•

Financial Report Improvements (10% weighting): Improve the timeliness and quality of financial reports provided to the Audit Committee. Financial reporting to the Audit Committee improved during the year with the Company meeting over 75% of its improvement objectives.

•

Successful Independent Auditor Transition (20% weighting): Lead the successful transition to the Company’s new independent auditor. Transition to the auditor was effected during the first quarter of 2008. The restatement audit took priority over objectives of this goal.

•	Ms. Clary did not receive a STI award for 2008 based on overall Company financial performance.

Mr. Profilet

•	EPS Goal (20% Weighting): The Company did not achieve the goal.

•

Operational Unit Profitability Goal (40% weighting): The Texas Utilities did not meet its operational unit profit goals versus the approved budget, and the threshold level of performance was not achieved.

•	Safety Objectives (20% weighting): The Texas Utility significantly improved safety performance and achieved the maximum performance objective for Recordable Incident Rate.

•	Operating Margin Improvements (20% weighting): The Texas Utility did not achieve the goals for improvement of the operating margins of the business.

•

Mr. Profilet received a STI Award of $39,200 in 2009 in recognition of the excellent 2008 safety performance of the Texas Utility. No additional award will be paid based on overall Company and individual unit financial performance.

Mr. Quinn

•     EPS Goal (20% weighting): The Company did not achieve the goal.

•     Operational Unit Profitability Goal (40% weighting): The Western Utilities did not meet its operational unit profit goals versus the approved budget, and the threshold level of performance was not achieved.

•     Safety Objectives (20% weighting): The Western Utility did not meet the safety goal, and was below the threshold performance objective for Recordable Incident Rate.

•     Operating Margin Improvements (20% weighting):  The Western Utility did not achieve the goals for improvement of the operating margins of the business.

•     Mr. Quinn did not receive a STI award for 2008 based on overall Company and individual operating unit financial performance.

The non-equity incentive awards granted to the named executive officers are detailed in the Grants of Plan-Based Awards table on page 24.

Long-Term Incentive Awards

The Company believes that stock-based long-term incentive awards align the interests of executives with those of stockholders. Both wish to see an increase in value. In addition, we believe stock ownership encourages executives to take a more entrepreneurial and longer term view of the Company and its business.  In 2008 the Committee established a multi-year long term incentive plan for the NEO’s and other management using non-qualified stock options and restricted stock awards as the form of long-term incentive as permitted under the Equity Incentive Plan. The amount of the option and stock awards are based on rewarding individual contributions and a target of competitive total compensation relative to our peers.  The NEO awards were based on analysis and guidance from CDG on market practices of our peer and industry group on long term incentives in relationship to total compensation market practices. Long term target values were set in accordance with the Company’s compensation strategy and based on results of an extensive compensation study by CDG. The result is the current year’s award, with the targeted amount expressed as a dollar value and then allocated among the different plan types for which the participant is eligible.  These awards are based on the SouthWest Water Company Long-term Performance Incentive Plan approved in 2008.

Long term incentives include Performance Accelerated Stock Options (“PASO’s”), Performance-Contingent Restricted Stock (“PCRS”) and Performance Shares.

PASO’s – Performance Accelerated Stock Options

PASO’s are options to buy SouthWest Water Company stock at a future date, at the closing fair market value the stock is trading at on the grant date.  PASO’s fully vest 5 years from the grant date, however, they may vest earlier in the 5 year period, based on meeting specific performance objectives. Vesting may be accelerated if SouthWest Water Company shares reach and maintain the target price thresholds listed in the table below for a minimum of 10 consecutive trading days.

Share Price Threshold	Accelerated Vesting %
$15.00	25%
$18.00	25%
$21.00	25%
$24.00	25%

There is no limit on accelerated vesting in any plan year, provided that share price targets are met and held.  If performance objectives are not met, stock option awards vest five years from the date of award based on continued employment.  Vesting can be accelerated to an earlier date based on meeting pre-established and stated performance objectives.

PASO’s are issued at fair market value and the participant is entitled only to the appreciation in the value of the PASO from the date of the grant to the date of exercise.  The initial grant of options to individual participants is based on a “gain multiplier” (i.e., a multiple of a base salary that is derived from competitive practices and used to determine the target long-term incentive value for each participant) of base salary and an option pricing valuation.  PASO’s provide long-term focus on share-price performance and align the interests of participants with those of the Company.

The PASO performance objective is based on the Company’s stock maintaining the threshold price for a minimum of ten (10) consecutive trading days, at which point 25% of the options will undergo accelerated vesting.  There are four such share price thresholds, and there is no limit on the number of accelerated vesting occurrences in one year, provided that share price targets are met and held.  Un-accelerated options will vest fully five years after the grant date and have a term of seven years from the grant date.  The exercise price used was the final after-hours trading price of the Company’s stock on the date of grant.

During 2008, no thresholds were reached and therefore no acceleration of vesting occurred.

PCRS – Performance-Contingent Restricted Stock

PCRS are shares of SouthWest Water Company stock with performance-contingent vesting restrictions.  They have an initial value equal to the closing price of SouthWest Water Company stock on the grant date.  Any unvested awards, (i.e., where performance was not achieved) will be forfeited at the end of the five year performance period.  Vesting occurs if the Company achieves four quarter trailing pre-tax earnings objectives, as noted below.  Once a vesting target is achieved, the four quarter period is reset and the objective will become the next lowest vesting target.  Since shares are restricted, participants will not “own” the shares until they vest.  However, participants will receive dividends and have voting rights on unvested shares.

Pre-Tax Earnings Objectives	Accelerated Vesting %
$19,778,000	25%
$25,765,000	25%
$30,046,000	25%
$38,319,000	25%

PCRS are restricted stock awards that are an “at-risk” form of compensation.  Vesting is entirely performance based with the potential for shares to be forfeited if the established objectives are not met over a five year performance period following the grant date.  The valuation of shares is based on fair market value at the time of grant.  The participant is entitled to the full value of the share, including the appreciation or “gain” in stock value over the original grant price, at the time of vesting.  The initial grant of shares to individual participants is based on a “gain multiplier” of base salary.  During the restriction period, the participant receives dividends, if any, and can vote the shares.  As restrictions lapse, the participant receives unrestricted shares which may be sold, transferred or pledged.  PCRS provides long-term focus on share price and Company performance and aligns the interests of participants with those of the Company.

PCRS requires the Company’s pre-tax earnings to be above a specified 4-quarter total value at the end of the 4-quarter period (not necessarily in a single fiscal year), at which point 25% of the restricted stock will undergo accelerated vesting and the 4 quarter period is reset. Any unvested restricted stock is forfeited at the end of the five year performance period.

During 2008, no pre-tax earnings objectives were met and therefore no acceleration of vesting occurred.

Performance Shares

Performance Shares are phantom stock designed to link to specific balance sheet performance of the Company.  They have a three year term and give a participant the right to receive a cash award at the end of three years, based on the achievement of predetermined performance objectives.  Performance share value is variable, and may payout at, above, or below target.  In the event of poor performance, if the minimum goals are not achieved, the Performance Shares will not have any value or payout.

Performance Share value will be measured at the end of the performance period based on improvement in the Company’s Return on Invested Capital (“ROIC”) as compared to 2007 levels.  Plan participants will be paid cash at the end of 2010 based on improvement in ROIC over the 2008-2010 plan percent as forecasted by the Company’s 2007 long range plan. If successful, the Company will improve its ROIC by the end of 2010 by 73% from 2007 year end levels and, if this level of improvement is achieved, the plan participants will be entitled to 100% of the target Performance Share award.  Actual awards will be made on the basis of the relative percentage of the achieved improvement.  If ROIC is improved by 50% over 2007 year end levels, then the plan participants will receive 50/73 or 68% of the target award.  Conversely, if ROIC improves by 100% over the 2007 year end levels, plan participants will receive 100/73 or 137% of the target award.  The target performance share award to individual participants is based on a multiplier of base salary.  Payments will be made in cash.  Performance Shares provide long-term focus on specific financial/ operational performance and aligns the interests of participants with those of the Company.

Most of the long-term incentive awards are made to named executive officers during the first quarter of the year. These awards are referred to as in-cycle awards. The process for these awards is structured. The Chief Executive Officer reviews the performance of the named executive officers and management against long-term goals of the organization, strategic initiatives and the role each individual may have in moving the Company toward those goals and initiatives. The Chief Executive Officer recommends long-term incentive awards to the Compensation Committee, and the Committee, after discussion and review, approves final awards.

Occasionally, out-of-cycle long-term incentives are made to named executive officers. The most typical out-of-cycle awards are made when an executive is first hired or is promoted. These out-of-cycle long-term incentive awards are made effective as of the date of hire or promotion. The Committee has delegated to the Chief Executive Officer the authority to make out-of-cycle long-term incentive awards of non-qualified stock options up to 2,500 shares, with the provision that the Committee is informed of the award at the next Committee meeting.

All options or restricted shares are granted at fair market value of the stock on the date of grant. Fair market value is determined as the closing price of the Company’s stock on the NASDAQ on the grant date.

During the second quarter of 2008, the Committee commissioned CDG to evaluate competitive practices associated with retention of key executives.  Subsequently, the Committee commissioned CDG to assist them in establishing a retention program for the Company’s two key executives, the CEO and COO, to assure that both executives remain focused on the Company’s development and performance.  In October 2008, the Committee granted a restricted stock award of 103,306 shares to Mr. Swatek, and 77,479 shares to Mr. Stanton to ensure their long term retention. These Restricted Stock Awards are scheduled to vest on the third anniversary of the grant date, contingent on the continued employment of Mr. Swatek and Mr. Stanton.  However, in the event that Mr. Swatek or Mr. Stanton terminates his employment prior to the third anniversary of the grant date for any other reason, except for termination without cause or change-in-control, he would not receive the restricted stock award.

All the grants awarded to the named executive officers, both in-cycle and out-of-cycle, are detailed in the Grants of Plan-Based Awards table on page 24.

Retirement and Other Benefits

•      Profit Sharing/Savings Plans.  All employees, including named executive officers, may participate in one of two 401(k) Plans depending on the subsidiary in which they work. The contract services business employees typically participate in the Profit Sharing 401(k) Plan, established in 1988 and the owned utility business employees typically participate in the 401(k) Retirement and Savings Plan, established in 1994.

In both plans, employees may elect to make before-tax contributions of up to 60% of their base salary, subject to current Internal Revenue Service limits. Neither 401(k) Plan permits an investment in our stock. The Company matches employee contributions up to a set percentage of the employee’s contribution depending on the specific plan and the Company contributed portion has a specific vesting period. For the Profit Sharing 401(k) Plan, the Company matches 50% of the first 2% of the employee’s contribution. The Company’s contribution vests 100% after one year of service. For the 401(k) Retirement and Savings Plan, the Company matches 100% of the first 2% of the employee’s contribution and 50% of the next 4%. The Company match vests at a graduated rate over 6 years.

•      Employee Stock Purchase Plan.  All employees, including named executive officers, may participate in the Employee Stock Purchase Plan (the “ESPP”), established in 1989, when they meet the eligibility requirements.  Eligible employees are those who work more than 20 hours a week and are employed at least 90 days. The ESPP provides eligible employees an option to purchase the Company stock at a discounted price at the end of a set offering period. Our offering period is quarterly. The discount in the ESPP is 10% off the lesser of the Company’s stock price based on the average of the high and low price for the last or first three (3) days of the offering period. Employees can participate through payroll deduction and there is a 1,000 share limit per purchase, as well as an annual Internal Revenue Service limit of $25,000 in value of stock that can be purchased through the ESPP.  In November of 2008, the Company temporarily suspended the Employee Stock Purchase Plan due to our ineligibility to use Registration Statements on Form S-8 until we are current in all SEC filings.

•     Deferred Compensation Plan.  The Company offers highly compensated employees and Directors an opportunity to participate in a nonqualified, unfunded Deferred Compensation Plan, established in 2002. In 2008, twelve employees and one (1) Director elected to participate in the Deferred Compensation Plan. The named executive officers who participated in the Deferred Compensation Plan are identified in the Nonqualified Deferred Compensation table. In the Summary Compensation Table and the Director Compensation Table, the base salary, non-equity plan award or fees to each named executive officer and Director who participated in the Deferred Compensation Plan have not been reduced by the amount of their deferral. In other words, base salary is base salary before any deferrals.  Director fees reflect fees before any deferrals.

•      Pension Plan.  The Company does not provide a pension plan for any of the named executives as outlined in the Pension Benefits section on page 28.

Health and Welfare Benefits

All full-time employees, including our named executive officers, may participate in our health and welfare benefit programs, including medical and dental coverage, disability insurance, life insurance and long-term care. All employees may elect to purchase additional life and disability insurance through payroll deductions. The additional benefit of the Company paid premium is taxable income and is included in the employee’s W-2.

Perquisites

We provide additional benefits to named executive officers that match competitive market practice or are relevant to the business we conduct. All such payments are reflected in the Summary Compensation Table on page 22. Our Chief Executive Officer and certain named executive officers receive a car allowance, which is included as taxable income in the base salary. Additionally, the Company pays the monthly parking fees for named executive officers located in downtown Los Angeles.

The Chief Executive Officer is reimbursed for tax preparation up to an annual maximum of $5,000.

Club membership is provided or reimbursed for select named executive officers. The clubs to which certain named executives belong benefit the Company in the conduct of our business, through establishing or maintaining business connections and the conducting of business meetings.

Severance Agreements; Change of Control Agreements

Businesses face a number of risks, including the risk of losing executive talent when a new Chief Executive Officer joins the Company or there is a change in ownership of the Company. We believe that severance arrangements and change of control agreements with certain of our named executive officers has helped us attract and retain our executives.

Change of Control Severance Agreements

The Company has a Change of Control Severance Agreement (“CCSA”) into which certain named executive officers and other key executive officers have entered. All except one of these agreements have a term of three years subject to automatic renewal for three-year terms, unless a 90-day notice of non-renewal is given prior to the expiration of a current term. One agreement was entered into in 1999 and has no expiration or renewal date. The CCSA ends if a named executive officer’s employment has terminated before the change of control has occurred. Named executive officers who have entered into CCSA’s are Messrs. Swatek, Stanton, Quinn, Profilet and Ms. Clary. Additionally, other executive officers have CCSA’s with similar terms as those for the named executive officers.

The CCSA provides that the executive officer will, upon a change of control as defined in the agreement, be entitled for a period of two (2) years after the change of control, to a severance payment if the executive officer’s employment is terminated by the Company for other than good cause. The severance consists of up to 2.99 times the sum of the executive’s most recent base salary plus the average bonus (or Non-Equity Incentive Plan compensation) for the prior three full years. The severance benefits may also include an acceleration of vesting of previously granted stock options or non-vested restricted shares held as of the date of the change of control. Total benefits may not exceed the limits imposed by Section 280G of the Internal Revenue Code. Details on the payments that each of the above named executive officers would receive in the event their employment terminates are shown on the Potential Payments Upon Post Termination tables specific to each named executive officer on pages 29 to 31.

Stock Ownership Guidelines

Stock ownership guidelines have not been implemented by the Committee for our named executive officers.  We will continue to periodically review and evaluate our position with respect to stock ownership guidelines for executive officers.

Trading policy

Our trading policy states that covered individuals, including the named executive officers and Directors, may not buy or sell Company securities or engage in any other action to take advantage of, or pass on to others, material non-public information about the Company.  This policy also applies to information obtained in the course of employment relating to any other company, including our customers or suppliers.

The purchase or sale of stock by our officers and Directors may only be made during a window of time when all material information has been publicly disseminated as set by our Chief Financial Officer and reviewed by the Board of Directors.

Tax and Accounting Considerations of Executive Compensation

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1 million paid by a public company to its chief executive officer and four other highest-paid executive officers unless certain specific and detailed criteria are satisfied. The Committee takes into consideration the economic effect on the Company of compensation, which would not be deductible under Section 162(m) or otherwise and therefore considers the anticipated tax treatment to the Company and our executive officers when we review and establish compensation programs and payments. In the future, compensation may be set, for competitive or other reasons, which will not be fully deductible. The Company believes that for fiscal year 2008 there were no compensation amounts paid to any named executive officer, which were not deductible by reason of Section 162(m).

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation paid or earned by each of the named executive officers for the fiscal year ended December 31, 2008.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compen- sation ($)(3)	Change of Pension Value & Nonqualified Deferred Compensation Earnings ($)(1)	All Other Compen- sation ($)	Total ($)
Mark A. Swatek, Chairman, Chief Executive Officer (4)	2008 2007 2006	450,000 435,077 266,615	0 0 0	128,251 56,202 0	130,108 203,885 155,509	0 0 250,000	0 0 0	41,241 305,552 678,744	749,600 1,000,716 1,350,868
Cheryl L. Clary, Chief Financial Officer(5)	2008 2007 2006	253,500 262,485 205,000	0 0 0	20,837 28,102 0	67,498 70,594 71,909	0 55,000 144,000	22,567 17,309 5,970	21,769 0 25,940	386,171 433,490 452,819
David Stanton, Chief Operating Officer(6)	2008 2007	300,000 270,200	0 0	43,089 0	106,449 61,936	0 60,000	0 0	24,475 0	474,013 392,136
Charles Profilet, Managing Director, Texas Utilities(7)	2008	253,383	0	0	28,857	39,200	0	23,258	344,698
Michael O. Quinn, Managing Director, Western Utilities(8)	2008 2007 2006	253,500 255,723 227,000	0 0 0	20,837 28,102 0	64,238 77,163 79,056	0 45,000 151,000	11,448 10,051 8,029	71,566 0 45,099	421,589 416,039 510,184

(1)

Any non-qualified deferred compensation amounts are included under “Salary” and footnoted below for the two named executive officers who deferred a portion of their salary. Earnings on non-qualified deferred compensation are reflected under “Change of Pension Value & Non-qualified Deferred Compensation Earnings.” Amounts shown under “Salary” before 2008 include car allowances for the named executive officers. In 2008, car allowances are reflected under “All Other Compensation”.

(2)

Figures reflect the dollar amount recognized for financial statement reporting purposes for fiscal year ended December 31, 2008, in accordance with SFAS 123(R). For additional information on valuation assumptions, refer to Note 14 to our Consolidated Financial Statements included in Part II, Item 8, “Financial Statements and Supplementary Data” of our 2008 Annual Report on Form 10-K. The dollar amounts noted for Stock and Option Awards do not represent cash paid to NEOs. Realization of the ultimate value, if any, is achieved through the vesting of a Stock Award or the exercise of the related Option Award. The vesting of a Stock Awards and exercises of Option Awards are summarized in the “Option Exercises and Stock Vested” table below.

(3)

The amounts reported in this column reflect cash incentive compensation based on performance in the respective year, and was determined by the Compensation Committee and Board of Directors in March of the following year and paid shortly thereafter. A more detailed discussion of our non-equity incentive plan awards, including the criteria used to determine such awards, may be found under “Compensation Discussion and Analysis” above.

(4)

All other compensation for Mr. Swatek includes $1,800 for tax preparation for the year ended December 31, 2008; $12,000 in car allowance, $2,902 for Group Term Life, $1,943 in LTD, $9,700 in Company 401(k) matching, $4,740 in club memberships and $7,022 in dividends on restricted stock awards. Mr. Swatek joined the Company in May 2006, thus the 2006 salary represents a partial year.

(5)

All other compensation for Ms. Clary includes $9,600 in car allowance, $1,932 for Group Term Life, $1,103 in LTD, $6,305 in Company 401(k) matching and $2,829 in dividends on restricted stock awards. She deferred $51,395 of her compensation which is included in her salary shown above. Effective April 24, 2009, Ms. Clary no longer served as Chief Financial Officer, and resigned from the Company July 3, 2009.

(6)

All other compensation for Mr. Stanton includes $11,862 in car allowance, $839 for Group Term Life, $9,700 in Company 401(k) matching and $2,829 in dividends on restricted stock awards. Mr. Stanton was not a named executive officer in 2006. Effective April 24, 2009, Mr. Stanton was appointed Chief Financial Officer of the Company.

(7)

All other compensation for Mr. Profilet includes $10,200 in car allowance, $1,260 for Group Term Life, $1,072 in LTD, $9,450 in Company 401(k) matching and $1,277 in dividends on restricted stock awards. Mr. Profilet will receive $39,200 in non-equity incentive plan compensation in 2009 in recognition of the 2008 safety performance of the Texas Utility. Mr. Profilet was not a named executive officer in 2006 or 2007.

(8)

All other compensation for Mr. Quinn includes $1,952 in car allowance, $5,544 for Group Term Life, $1,103 in LTD, $9,700 in Company 401(k) matching, $51,089 in value upon exercise of options and $2,177 in dividends on restricted stock awards. He deferred $7,595 of his compensation which is included in his salary shown above.

GRANTS OF PLAN BASED AWARDS

The following table provides information on grants of all plan-based awards to the named executive officers during fiscal 2008. The fair market value of these options and awards is the after-hours closing price on the date of grant.

									All Other	All Other
									Stock	Option		Closing
									Awards:	Awards:	Exercise	market	Grant Date
									Number	Number of	or Base	Price on	Fair Value
			Estimated Future Payouts Under			Estimated Future Payouts Under			of Shares	Securities	Price of	Option	of Stock
Name and			Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards			of Stock	Underlying	Option	Grant	and Option
Principal	Type of	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Date	Awards (2)
Position	Award(1)	Date	($)	($)	($)	($)	($)	($)	(#)	(#)	($/Sh)	($/Sh)(6)	($)
Mark A. Swatek,	STI	N/A	112,500	225,000	450,000	—	—	—	—	—	—	—	—
Chief Executive Officer	PASO(3)	1/29/2008	—	—	—	—	310,700	—	—	—	11.28	11.26	310,700
	PCRS(4)	1/29/2008	—	—	—	61,978	247,912	247,912	—	—	—	—	247,912
	PS(5)	N/A	—	—	—	—	247,917	—	—	—	—	—	247,917
	RS	10/17/2008	—	—	—	—	—	—	103,306	—	—	—	1,000,002
Cheryl L. Clary,	STI	N/A	62,500	125,000	253,500	—	—	—	—	—	—	—	—
Chief Financial Officer	PASO(3)	1/29/2008	—	—	—	—	127,936	—	—	—	11.28	11.26	127,936
	PCRS(4)	1/29/2008	—	—	—	25,521	102,084	102,084	—	—	—	—	102,084
	PS(5)	N/A	—	—	—	—	102,083		—	—	—	—	102,083
David Stanton,	STI	N/A	75,000	150,000	300,000	—	—	—	—	—	—	—	—
Chief Operating Officer	SO	1/22/2008	—	—	—	—	—	—	—	30,000	11.04	11.04	96,915
	PASO(3)	1/29/2008	—	—	—	—	162,923	—	—	—	11.28	11.26	162,923
	PCRS(4)	1/29/2008	—	—	—	32,501	130,002	130,002	—	—	—	—	130,002
	PS(5)	N/A	—	—	—	—	130,000	—	—	—	—	—	130,000
	RS	10/17/2008	—	—	—	—	—	—	77,479	—	—	—	750,000
Charles Profilet,	STI	N/A	40,541	81,083	202,706	—	—	—	—	—	—	—	—
Managing Director, Texas	PASO(3)	1/29/2008	—	—	—	—	100,261	—	—	—	11.28	11.26	100,261
Utilities	PCRS(4)	1/29/2008	—	—	—	19,999	79,998	79,998	—	—	—	—	79,998
	PS(5)	N/A	—	—	—	—	80,000	—	—	—	—	—	80,000
Michael O. Quinn,	STI	N/A	63,750	127,500	253,500	—	—	—	—	—	—	—	—
Managing Director, Western	PASO(3)	1/29/2008	—	—	—	—	76,760	—	—	—	11.28	11.26	76,760
Utilities	PCRS(4)	1/29/2008	—	—	—	15,313	61,250	61,250	—	—	—	—	61,250
	PS(5)	N/A	—	—	—	—	61,250	—	—	—	—	—	61,250

  See notes on following page

Notes for Grants of Plan Based Awards Table:

(1)  Type of Award:

STI	Short-Term Incentive Plan
PASO	Performance-Accelerated Stock Option
PCRS	Performance-Contingent Restricted Stock
PS	Performance Shares
RS	Restricted Stock Retention Award
SO	Stock Option

(2)            Figures reflect the grant date fair value of the full equity awards reported in the previous columns determined pursuant to FAS 123(R).  For more information, including assumptions made in calculating the FAS 123(R) value of the options and awards, refer to footnote 14 in our Annual Report on Form 10-K.  Material terms of plan-based awards, including criteria used in determining amounts payable and vesting of awards, are further discussed under “Compensation Discussion and Analysis” above.

(3)            Performance Accelerated Stock Options were granted at $11.28 per share on January 29, 2008 with vesting accelerated if share price goals are reached.

(4)            Performance Contingent Restricted Stock vests based on achieving 4 quarter pre-tax income objectives.  Shares expire if minimum goals are not reached.

(5)            Performance Shares are paid out in cash at the end of 2010 and contingent upon improvement in the Company’s Return on Invested capital (ROIC) over the ROIC as determined at the end of 2007.

(6)            Options were priced at the last after-hours trading price on the date of grant as directed by the Compensation Committee.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information for each of the Company’s Named Executive Officers regarding outstanding stock options and unvested stock awards held by the officers as of December 31, 2008.  Market values are presented as of the end of 2008 (based on the closing price of SouthWest Water Company stock on December 31, 2008 of $3.22) for outstanding stock awards, which include 2008 grants and prior year grants.  Market values are not presented for stock options.  The accumulated equity holdings reflect our long-term incentive structure, Company performance and an executive’s length of service.  Performance Shares, which are cash-based, are not presented in this table.

EQUITY INCENTIVE PLAN AWARDS

Option Awards						Unvested Restricted Stock Awards
Number of Securities Underlying Unexercised Options (#)						Service-Based Awards		Performance-Based Awards
Named Executive Officer	Grant Year	Unexercised Options (#) Exercisable	Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mark Swatek
Equity	—	—	—	—	—	109,972(6)	$354,110	21,978(7)	$70,769
Awards	2008	0(1)	91,923(1)	$11.28	1/29/2015
Stock	2007	8,333(2)	16,667(2)	$12.76	3/14/2014
Options	2006	75,000(3)	0(3)	$13.20	6/3/2013
Cheryl Clary
Equity	—	—	—	—	—	3,333(8)	$10,732	9,050(7)	$29,141
Awards	2008	0(1)	37,851(1)	$11.28	1/29/2015
Stock	2007	5,000(2)	10,000(2)	$12.76	3/14/2014
Options	2006	8,000(4)	12,000(4)	$17.75	3/8/2013
	2005	10,500(4)	10,500(4)	$11.39	3/9/2012
	2004	9,922(4)	3,308(4)	$11.02	10/26/2011
David
Stanton	—	—	—	—	—	77,479(9)	$249,482	11,525(7)	$37,111
Equity	2008	0(1)	48,202(1)	$11.28	1/29/2015
Awards	2008	0(5)	30,000(5)	$11.04	1/22/2015
Stock	2007	3,333(2)	6,667(2)	$12.76	3/14/2011
Options	2006	16,666(2)	8,334(2)	$12.04	11/10/2013
Charles
Profilet	—	—	—	—	—	0	0	7,092(7)	$22,836
Equity	2008	0(1)	29,663(1)	$11.28	1/29/2015
Awards Stock Options	2007	3,000(4)	12,000(4)	$12.88	2/17/2014
Michael
Quinn	—	—	—	—	—	3,333(10)	$10,732	5,430(7)	$17,485
Equity	2008	0(1)	22,710(1)	$11.28	1/29/2015
Awards	2007	5,000(2)	10,000(2)	$12.76	3/14/2014
Stock	2006	10,000(4)	15,000(4)	$17.75	3/8/2013
Options	2005	12,600(4)	8,400(4)	$11.39	3/9/2012
	2004	13,229(4)	3,308(4)	$12.97	2/12/2011

(1)

Vesting can be accomplished based on a performance objective of the Company stock maintaining set threshold prices, at which point 25% of the options will undergo accelerated vested.  There are four such share price thresholds: $15, $18, $21 and $24/share.  Un-accelerated options will fully vest 5 years after the grant date.

(2)	These Stock Options vest 33 1/3% each year over three years.

(3)	On June 2, 2006, 75,000 Stock Options were awarded to Mr. Swatek. These options vest 50% each year over two years.

(4)	These Stock Options vest 20% each year over five years.

(5)

On January 22, 2008, 30,000 Stock Options were awarded to Mr. Stanton in connection with his promotion to COO.  These options vest 33 1/3% each year over three years until fully vested on January 22, 2011.

(6)

On October 17, 2008, Mr. Swatek was granted a 103,306 Restricted Stock Award which will fully vest at three years, or earlier upon involuntary termination for any reason other than cause.  On March 13, 2008, Mr. Swatek was awarded a 10,000 share Restricted Stock Award, which he declined, and which was immediately cancelled.  On March 14, 2007, Mr. Swatek was awarded a 10,000 share Restricted Stock Award which vests 33 1/3% per year over three years.

(7)

These Performance Contingent Restricted Stock Awards have 5 years in which to reach performance targets, and will vest 25% upon reaching each goal of pre-tax earnings of $19,778,000; $25,765,000; $30,046,000; and $38,319,000. If goals are not reached, awards cancel at 5 years. The following table shows the aggregate number of vested and unvested Outstanding Stock Options and the aggregate number and total value of vested and unvested Restricted Stock Awards held by each of the Named Executive Officers as of December 31, 2008.  Market values are presented as of the closing price of the Company’s stock on December 31, 2008 of $3.22.

	Stock Options		Restricted Stock Awards

	Vested	Unvested	Vested	Unvested	Total value of vested and unvested RSAs at 12/31/08
Mark Swatek	83,333	108,590	3,334	131,950	$435,614
Cheryl Clary	33,422	73,659	1,667	12,383	$45,241
David Stanton	19,999	93,203	0	89,004	$286,593
Charles Profilet	3,000	41,663	0	7,092	$22,836
Michael Quinn	40,829	59,418	1,667	8,763	$33,585

(8)

On March 14, 2007, Ms. Clary was awarded a 5,000 share Restricted Stock Award which vests 33 1/3% per year over three years. This Restricted Stock Award was 2/3 vested at the time of her resignation. The unvested balance was cancelled.

(9)	On October 17, 2008, Mr. Stanton was granted a 77,479 Restricted Stock Award which will fully vest at three years, or earlier upon involuntary termination for any reason other than cause.

(10)	On March 14, 2007, Mr. Quinn was awarded a 5,000 share Restricted Stock Award which vests 33 1/3% per year over three years.

OPTION EXERCISES AND STOCK VESTED

The following table shows information on exercised and unexercised stock options held, value realized from options exercised during 2008, and the value of unexercised options for the chief executive officer of the Company and the other named executive officers.

	Option Awards		Stock Awards
Name and Principal Position	Number of Securities Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)
Mark A. Swatek, Chief Executive Officer	0	$0	3,334	$36,841
Cheryl L. Clary, Chief Financial Officer	0	$0	1,667	$18,420
David Stanton, Chief Operating Officer	0	$0	0	$0
Michael O. Quinn, Managing Director, Western Utilities	22,417(1)	$51,089	1,667	$18,420
Charles Profilet, Managing Director, Texas Utilities	0	$0	0	$0

(1) Shares exercised and sold in same-day-sale transaction.  Value shown is realized net gain after payment of exercise price and tax.

PENSION BENEFITS

The SouthWest Water Company Supplemental Executive Retirement Plan (the “SERP”) was adopted by the Company effective May 8, 2000.  None of the current executives are participants or have accumulated any benefits under the plan.

NONQUALIFIED DEFERRED COMPENSATION

The Nonqualified Deferred Compensation Plan was implemented January 2002. The purpose of the Plan is to provide benefits to a select group of management or highly compensated employees and Directors who contribute materially to the continued growth, development and success of the Company.

Participants in the Deferred Compensation Plan annually may elect to defer up to 50% of their base annual salary and up to 100% of their bonus, commission or Director fees. The Deferred Compensation Plan provides for a fixed rate of interest on amounts deferred. The interest is determined annually and is referred to as the preferred crediting rate. The preferred crediting rate is 120% of the crediting rate which is based on the average corporate bond yield published in the Merchant Bond Record as the “Corporate Bond Yield Average — AV Corp” for the previous September. A participant in the plan earns the preferred crediting rate after five (5) years of plan participation. Should the participant not participate for five (5) years, then she or he will only earn the crediting rate on amounts deferred. All earnings are based on the preferred crediting rate. In 2008, the preferred crediting rate was 7.45% and the crediting rate was 6.21%.

The following table summarizes the nonqualified deferred compensation paid or earned by each of the named executive officers for the fiscal year ended December 31, 2008.

Name and Principal Position	Executive Contribution in Last FY($)(1)	Registrant Contributions in Last FY($)	Aggregate Earnings in Last FY($)	Aggregate Withdrawals/ Distributions($)	Aggregate Balance at Last FYE($)
Mark A. Swatek, Chief Executive Officer	0	0	0	0	0
Cheryl L. Clary, Chief Financial Officer	51,395(2)	0	22,567	0	325,486
David Stanton, Chief Operating Officer	0	0	0	0	0
Michael O. Quinn, Managing Director, Western Utilities	7,598(3)	0	11,448	0	165,110
Charles Profilet, Managing Director, Texas Utilities	0	0	0	0	0

(1)

Amounts disclosed are included in the Summary Compensation Table on page 22 under “Salary” and noted in the footnotes to each named executive officer who participated in the Deferred Compensation Plan in 2008.

(2)	Ms. Clary deferred $138,800 in 2007 and acquired aggregate earnings of $26,207. In 2006, Ms. Clary deferred $70,356 and acquired aggregate earnings of $18,838.

(3)	Mr. Quinn deferred $7,329 in 2007 and acquired aggregate earnings of $1,384. In 2006, Mr. Quinn deferred $6,810 and acquired aggregate earnings of $1,823.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL TABLE

The following tables reflect the amount of compensation which would be paid or has been paid to each of the named executive officers in the event of a termination of their employment. The amount of compensation payable to each named executive officer upon voluntary termination or retirement, involuntary not-for-cause termination, for cause termination, termination following a change of control and in the event of disability or death of the executive is shown. The amounts assume that the termination was effective as of December 31, 2008, and thus includes amounts earned through that time and are estimates of the amounts which would be paid to the executives upon termination. The actual amounts to be paid can only be determined at the time of the executive’s separation from the Company.

Payments Made Upon Termination

Regardless of the manner in which a named executive officer’s employment terminates, he or she may be entitled to receive amounts earned during his or her employment. Such amounts include:

•                  shares awarded under the Company’s Equity Incentive Plan;

•                  amounts contributed under the 401(k) Plan and the Deferred Compensation Plan; and

•                  unused vacation pay (vacation entitlement);

Payments Made Upon Change of Control

The Company has entered into Change of Control Severance Agreements with certain named executive officers. Pursuant to these agreements, if an executive’s employment is terminated following a change of control (other than termination by the Company for cause or by reason of death or disability) or if the executive terminates his or her employment in certain circumstances defined in the agreement which constitute “good reason”, in addition to the benefits listed under the heading “Payments Made Upon Termination”:

•                  the named executive officer will receive a lump sum severance payment ranging from 1.5 to 2.99 times the sum of the executive’s base salary and the average annual bonus, either discretionary or performance-based (as reflected in the “Bonus” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table, respectively), earned by the executive pursuant to incentive compensation plans maintained by the Company in the three prior fiscal years;

•                  all stock options held by the executive will automatically vest and become exercisable; and

•                  the Nonqualified Deferred Compensation Plan benefits for the named executive officer are determined using the preferred crediting rate regardless of years of plan participation.

Generally, pursuant to the agreements, a change of control is deemed to occur:

(1)	if any person or group acquires 50% or more of the Company’s voting securities (other than securities acquired directly from the Company or its affiliates);

(2)	if a majority of the Directors as of the date of the agreement are replaced other than in specific circumstances;

(3)

in the event of a merger or other reorganization or business combination in which voting control of the Company changes hands, or if there is a sale of all or substantially all of the Company’s assets; or

(4)	in the event of a liquidation or dissolution of the Company.

POTENTIAL PAYMENTS UPON POST TERMINATION

Mark A. Swatek, Chairman and Chief Executive Officer

Executive Payments & Benefits upon

Termination/COC:	Change-of- Control	Termination	Death	Disability
Severance(1)	$1,594,666	$0	$0	$0
Vested and Unvested Stock Options(2)	$0	$0	$0	$0
Unvested Restricted Stock(3)	$424,879	$0	$0	$0
Supplemental Executive Retirement Plan	$0	$0	$0	$0
Deferred Compensation Plan	$0	$0	$0	$0
Disability Benefit Plan(4)	$0	$0	$0	$112,500
Death Benefit Plan (Insured Benefits)(5)	$0	$0	$750,000	$0
401(k) Plan Company Contributions	$26,854	$26,854	$26,854	$26,854
Vacation Entitlement	$45,876	$45,876	$45,876	$45,876
280G Scaleback(6)	$0	$0	$0	$0
Total	$2,092,275	$72,730	$822,730	$185,230

Cheryl Clary, Chief Financial Officer

Executive Payments & Benefits upon

Termination/COC:	Change-of- Control	Termination(7)	Death	Disability
Severance(1)	$956,301	$273,500	$0	$0
Cobra benefits for one year		$21,073
Vested and Unvested Stock Options(2)	$0	$0	$0	$0
Unvested Restricted Stock(3)	$39,873	$0	$0	$0
Supplemental Executive Retirement Plan	$0	$0	$0	$0
Deferred Compensation Plan	$325,486	$325,486	$325,486	$325,486
Disability Benefit Plan(4)	$0	$0	$0	$63,375
Death Benefit Plan (Insured Benefits)(5)	$0	$0	$750,000	$0
401(k) Plan Company Contributions	$26,913	$26,913	$26,913	$26,913
Vacation Entitlement	$24,252	$29,238	$24,252	$24,252
280G Scaleback(6)	($459,986)	$0	$0	$0
Total	$912,839	$676,210	$1,126,651	$440,026

David Stanton, Chief Operating Officer,
Interim CFO

Executive Payments & Benefits upon

Termination/COC:	Change-of- Control	Termination	Death	Disability
Severance(1)	$956,800	$0	$0	$0
Vested and Unvested Stock Options(2)	$0	$0	$0	$0
Unvested Restricted Stock(3)	$286,593	$0	$0	$0
Supplemental Executive Retirement Plan	$0	$0	$0	$0
Deferred Compensation Plan	$0	$0	$0	$0
Disability Benefit Plan(4)	$0	$0	$0	$75,000
Death Benefit Plan (Insured Benefits)(5)	$0	$0	$750,000	$0
401(k) Plan Company Contributions	$17,750	$17,750	$17,750	$17,750
Vacation Entitlement	$18,749	$18,749	$18,749	$18,749
280G Scaleback(6)	($235,884)	$0	$0	$0
Total	$1,044,008	$36,499	$786,499	$111,499

Charles Profilet, Managing Director, Texas Utilities

Executive Payments & Benefits upon

Termination/COC:	Change-of- Control	Termination	Death	Disability
Severance(1)	$429,675	$0	$0	$0
Vested and Unvested Stock Options(2)	$0	$0	$0	$0
Unvested Restricted Stock(3)	$22,836	$0	$0	$0
Supplemental Executive Retirement Plan	$0	$0	$0	$0
Deferred Compensation Plan	$0	$0	$0	$0
Disability Benefit Plan(4)	$0	$0	$0	$63,346
Death Benefit Plan (Insured Benefits)(5)	$0	$0	$750,000	$0
401(k) Plan Company Contributions	$17,046	$17,046	$17,046	$17,046
Vacation Entitlement	$18,149	$18,149	$18,149	$18,149
280G Scaleback(6)	$0	$0	$0	$0
Total	$487,706	$35,195	$785,195	$98,541

Michael O. Quinn, Managing Director, Western Utilities

Executive Payments & Benefits upon

Termination/COC:	Change-of- Control	Termination	Death	Disability
Severance(1)	$953,311	$0	$0	$0
Vested and Unvested Stock Options(2)	$0	$0	$0	$0
Unvested Restricted Stock(3)	$28,217	$0	$0	$0
Supplemental Executive Retirement Plan	$0	$0	$0	$0
Deferred Compensation Plan	$165,110	$165,110	$165,110	$165,110
Disability Benefit Plan(4)	$0	$0	$0	$63,375
Death Benefit Plan (Insured Benefits)(5)	$0	$0	$750,000	$0
401(k) Plan Company Contributions	$73,105	$73,105	$73,105	$73,105
Vacation Entitlement	$52,647	$146,331	$146,331	$146,331
280G Scaleback(6)	($219,210)	$0	$0	$0
Total	$1,053,180	$384,546	$1,134,546	$447,921

Footnotes:

(1)

NEO will receive a lump sum severance payment ranging from 1.5 to 2.99 times the sum of the executive’s base salary plus the average annual bonus earned by the executive pursuant to corporate incentive compensation plans in the three prior fiscal years.

(2)

Options are assumed cashed out at each option’s intrinsic value assuming SouthWest Water Company’s stock closing price of $3.22 on 12/31/08. Since all NEO outstanding options are under water at this price (i.e., the strike price is greater than the market price), the value at 12/31/08 is zero.

(3)

Represents full value of restricted shares at the Company’s stock closing price of $3.22 on 12/31/08. Restricted shares may or may not vest at the discretion of the Compensation and Organization Committee.

(4)	Represents payments by the Company of 90 days of salary prior to disability insurance coverage.
(5)	Payout of Company-paid life insurance of 5 times annual base salary up to $750,000.
(6)

Under the executive’s Change of Control Severance Agreement, if payments are subject to excise taxes imposed under IRC Section 4999, the executive’s Change of Control Payments and other severance benefits under this Agreement shall be reduced by this amount.

(7)	Effective April 24, 2009, Ms. Clary no longer served as Chief Financial Officer and resigned from the Company effective July 3, 2009, therefore these numbers reflect actual amounts being paid.

DIRECTOR COMPENSATION

The following table provides information on SouthWest Water’s non-employee Directors compensation who served during fiscal year ended December 31, 2008.

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)(4)	Option Awards ($)(3)(4)	Non- Equity Incentive Plan Compen- sation ($)	Change of Pension Value and Nonqualified Deferred Compensation Earnings	(Dividends) All Other Compen- sation ($)	Total ($)

H. Frederick Christie(5)	$99,000	$19,871		$0	$0	$496	$119,367
Anton C. Garnier(6)	$0	$0		$0	$0	$253,500	$253,500
Linda Griego(7)	$65,500	$19,871		$0	$0	$496	$85,867
Donovan D. Huennekens(8)	$86,250	$19,871		$0	$23,911	$496	$130,528
Thomas Iino(9)	$52,000	$19,871		$0	$0	$496	$72,367
William D. Jones(10)	$62,250	$19,871		$0	$0	$496	$82,617
Geoffrey Ketcham(11)	$16,000	$0	$6,260	$0	$0	$0	$22,260
Maureen A. Kindel(12)	$52,500	$19,871		$0	$0	$496	$72,867
Richard G. Newman(13)	$75,000	$19,871		$0	$0	$496	$95,367

(1)

Mark A. Swatek, the Company’s Chief Executive Officer and Chairman of the Board is not included in this table because he is an employee of the Company and receives no compensation for his service as a Director.

(2)

The fees for non-employee Directors include: (a) The annual retainer of $24,000; (b) The fee of $1,500 per Board meeting; $1,000 per Compensation and Organization, Financial Planning and Investment and Nominating and Governance Committee meetings; and $1,500 per Audit Committee meeting; (c) Annual chair retainer of $5,000 for the chair of the Compensation and Organization Committee, Financial Planning and Investment Committee and Nominating and Governance Committee. The chair of the Audit Committee receives an annual retainer of $10,000; and (d) The Lead Director receives an annual fee of $12,000.

(3)

A non-employee Director receives an initial option grant of 10,000 shares of the Company’s common stock when he or she becomes a Director. Additionally, beginning in 2008, each Director receives a Restricted Stock Award currently set at 2,756 shares, which vests 50% per year over 2 years and has a 7 year term. Fair market value is determined as the closing price of the Company’s stock on the NASDAQ on the date of grant, if not otherwise determined by the Compensation and Organization Committee. For 2008,

(4)

The figures here reflect the dollar amount recognized for financial statement reporting purposes for fiscal year ended December 31, 2008, in accordance with FAS 123(R). For more detailed information, including valuation assumptions, refer to footnote 14 in our 2008 Annual Report on Form 10-K.

(5)	As of December 31, 2008, Mr. Christie had a total of 64,423 outstanding stock options and 2,756 shares in Restricted Stock Awards.

(6)

Mr. Garnier’s “All Other Compensation” includes his salary as Executive Vice-Chair pursuant to his Employment Agreement signed March 2006, which ended May 2008. He also exercised options that were previously granted and reported, and realized gain of $644,907 in 2008. At 12/31/08, Mr. Garnier had a total of 299,166 outstanding stock options. His Directorship ended at the 2008 Annual Shareholders’ Meeting in May 2008.

(7)	As of December 31, 2008, Ms. Griego had a total of 22,025 outstanding stock options and 2,756 shares in Restricted Stock Awards.

(8)	As of December 31, 2008, Mr. Huennekens had a total of 64,423 outstanding stock options and 2,756 shares in Restricted Stock Awards.

(9)	As of December 31, 2008, Mr. Iino had a total of 10,000 outstanding stock options and 2,756 shares in Restricted Stock Awards.

(10)	As of December 31, 2008, Mr. Jones had a total of 44,575 outstanding stock options and 2,756 shares in Restricted Stock Awards.

(11)

Mr. Ketcham was awarded a 10,000 Non-Qualified option grant upon joining the Company’s Board in October 2008. As of December 31, 2008, Mr. Ketcham had a total of 10,000 outstanding stock options and no Restricted Stock Awards. The option was subsequently cancelled upon Mr. Ketcham’s resignation in January 2009.

(12)	As of December 31, 2008, Ms. Kindel had a total of 59,642 outstanding stock options and 2,756 shares in Restricted Stock Awards.

(13)	As of December 31, 2008, Mr. Newman had a total of 64,423 outstanding stock options and 2,756 shares in Restricted Stock Awards.

EQUITY COMPENSATION PLAN INFORMATION

The following information is as of December 31, 2008 and shows plans under which shares of SouthWest Water’s common stock may be issued.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities available for future issuance under equity compensation plans
Equity Incentive Plan approved by Stockholders (the “EIP”)	1,702,821	$11.62	437,777
Employee Stock Purchase Plan approved by Stockholders (the “ESPP”)	-	$0	596,313
Equity compensation plans not approved by Stockholders(1)	143,581	$6.23	-
Total:	1,846,402		1,034,090

(1)

Represents warrants issued to consultants as compensation for their participation in the Company’s purchase of the City of West Covina’s water distribution system and facilities in 2000. The warrants are currently exercisable, terminate in 2014 and contain equitable anti-dilution adjustment rights.

COMPENSATION COMMITTEE REPORT

The Compensation and Organization Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION AND ORGANIZATION COMMITTEE

H. Frederick Christie, Chairperson

Donovan D. Huennekens

Maureen A. Kindel

Richard G. Newman

AUDIT COMMITTEE REPORT

Report of the Audit Committee

The Audit Committee of SouthWest Water’s Board of Directors is composed of four independent Directors, in compliance with the listing standards of the NASDAQ Stock Market and the SEC rules. The Audit Committee operates under a written charter adopted by the Board of Directors that sets forth the responsibilities and authority of the Audit Committee. The Audit Committee reviewed and amended this charter in January 2009. The Audit Committee Charter is attached to our current Proxy Statement and is also available on SouthWest Water’s website at www.swwc.com.

The Audit Committee is responsible for overseeing the Company’s financial reporting process on behalf of the Board of Directors. Management has primary responsibility for SouthWest Water’s financial reporting process, internal controls, and compliance with laws and regulations and ethical business standards. The independent accountants are responsible for performing an independent audit of SouthWest Water’s consolidated financial statements in accordance with the Standards of the Public Company Accounting Oversight Board (United States) and for issuing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States of America.

In this context, and in accordance with its Charter, the Committee has met and held separate discussions with management and the independent accountants, PricewaterhouseCoopers LLP. The Committee meets separately with SouthWest Water’s independent accountants. Management represented to the Committee that SouthWest Water’s audited consolidated financial statements for the fiscal year ended December 31, 2008 (the “Financial Statements”), were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the Financial Statements with management and the independent accountants. The Committee also discussed with the independent accountants the matters required to be discussed by the Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards).

In addition, the Committee has received from the independent accountants, the written disclosures and the letter required by the Independence Standards Board No. 1 (Independence Discussion with Audit Committees) and discussed with the independent accountants the accountants’ independence from SouthWest Water and its management. The Committee considered the non-audit services that the independent accountants provided in fiscal year 2008 and determined that the provision of those services (if applicable) is compatible with and does not impair the accountants’ independence. In accordance with the Sarbanes-Oxley Act of 2002, the Committee pre-approves all audit and non-audit services performed by the independent accountants.

Based upon the Audit Committee’s review and discussions of the matters referred to above, the Committee has recommended to the Board of Directors that the Financial Statements be included in SouthWest Water’s Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the SEC.

Audit Committee

Donovan D. Huennekens, Chairperson

H. Frederick Christie

William D. Jones

Thomas Iino

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our Directors, executive officers and owners of more than 10 percent of our securities are required under Section 16(a) of the Securities Exchange Act of 1934, to file reports of ownership and changes in ownership with the SEC. To facilitate compliance, we prepare and file these reports on behalf of our Directors and executive officers. SouthWest Water is required to disclose in this Proxy Statement any late filings or failures to file.

Based upon a review of the filings made on their behalf during 2008, as well as an examination of the SEC’s EDGAR system Form 3, 4, and 5 filings and the Company’s records, the following table sets forth exceptions to timely filings:

Name	Transactions Reported

Cheryl Clary, VP CFO	Form 4 reporting the 1/29/08 Restricted Stock Award of 9,050 shares filed on 8/8/08
William K. Dix, VP, General Counsel	Form 4 reporting the 1/29/08 Restricted Stock Award of 3,438 shares filed on 8/12/08
Jim Mann, VP, Asst Controller	Form 4 reporting the 1/29/08 Restricted Stock Award of 2,660 shares filed on 8/13/08
Michael Quinn, VP	Form 4 reporting the 1/29/08 Restricted Stock Award of 5,430 shares filed on 9/10/08
Mark Rodriguez, VP, Human Resources	Form 4 reporting the 1/29/08 Restricted Stock Award of 3,428 shares filed on 8/12/08
David Stanton, COO	Form 4 reporting the 1/29/08 Restricted Stock Award of 11,525 shares filed on 8/15/08
Marlea Tichy, VP	Form 4 reporting the 1/29/08 Restricted Stock Award of 3,398 shares filed on 8/15/08
Mark Swatek, CEO	Form 4 reporting the 1/29/08 Restricted Stock Award of 21,978 shares filed on 4/13/09

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of our Compensation and Organization Committee are, or have been, an employee or officer of the Company. During fiscal 2008, no member of the Compensation Committee had any relationship with us requiring disclosure under Item 404 of Regulation S-K. During fiscal 2008, none of our executive officers served on the Compensation Committee (or equivalent) or Board of another entity whose executive officer(s) served on our Compensation Committee or Board.

PROPOSAL 2 – RATIFICATION OF INDEPENDENT ACCOUNTANT

The Audit Committee appointed PricewaterhouseCoopers as the Company’s independent accountants for the fiscal year ended December 31, 2009 and has directed that management submit this selection to the Stockholders for ratification. Representatives of PWC are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Stockholder ratification of the selection of PricewaterhouseCoopers LLP, as our independent public accountants is not required by our Bylaws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers to the Stockholders for ratification as a matter of good corporate practice. If the Stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its Stockholders.

Required Vote and Board Recommendation: The affirmative vote of a majority of the votes cast at the meeting, at which a quorum is present, either in person or by proxy, is required to approve this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF PricewaterhouseCoopers LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009.

Fees Paid to KPMG, LLP and PricewaterhouseCoopers

PricewaterhouseCoopers was the Company’s independent accountant for the fiscal year ended December 31, 2008. During fiscal year 2007, KPMG was the Company’s independent accountant.  The following table shows the fees billed to SouthWest Water for audit and other services provided by each accountant during fiscal 2008 and 2007.

Fee Category	Fiscal 2008 Fees	Fiscal 2007 Fees
Audit Fees	$7,809,197	$1,097,843
Audit Related Fees		$15,000
Tax Fees
All Other Fees
Total Fees	$7,809,197	$1,112,843

Audit Fees:  2008 audit fees include $2.1 million incurred for professional services rendered in connection with the 2008 audit of the annual consolidated financial statements, for the audit of internal controls under Section 404 of the Sarbanes-Oxley Act, for the review of the quarterly condensed consolidated financial statements included in the Company’s Form 10-Q and $5.7 million for the audit fees in 2008 associated with the restatement of 2007 and 2006 of the Company’s consolidated financial statements.

Audit Related Fees:  Consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of SouthWest Water’s consolidated financial statements and are not reported under “Audit Fees.” These services include consultations or filings in connection with SEC 1933 Act.

Tax Fees:  Consist of fees billed for professional services for tax compliance, tax advice and tax planning. Tax compliance/preparation consists of fees billed for professional services related to federal and state tax compliance, assistance with tax audits and appeals and assistance related to the impact of mergers, acquisitions and divestitures on tax return preparation.

All Other Fees:  Consist of fees for services for operational internal auditing, bookkeeping and operational assessments.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Accountants:  The Audit Committee pre-approves all audit and non-audit services provided by the independent accountants. The Audit Committee has adopted a policy regarding the pre-approval of services provided by the independent accountants. Under the policy, pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. The Audit Committee may delegate pre-approval authority to one or more of its members.

STOCKHOLDER PROPOSALS

The Company anticipates holding its 2010 Annual Meeting of Stockholders on May 19, 2010. Stockholder proposals (including nomination of a person for election to the Board of Directors) to be included in the proxy statement for the 2010 Annual Meeting must be received by the Company’s Secretary not later than December 7, 2009. For proposals to be included, you must comply with the rules of the SEC governing the submission of Stockholder proposals.

Under our bylaws, no business may be brought before an Annual Meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting by a Stockholder entitled to vote who has delivered notice to the Company (containing certain information specified in the bylaws) not less than 90 days prior to the scheduled Annual Meeting. If a Stockholder commences his or her own proxy solicitation for the 2010 Annual Meeting or seeks to nominate a candidate for election or propose business for consideration at such meeting, the Company must receive notice of such proposal no later than February 19, 2010. If the notice is not received by such date, it will be considered untimely under the Company’s Bylaws, and the Company will have discretionary voting authority under proxies solicited for the 2010 Annual Meeting with respect to such proposal, if presented at the meeting. These requirements are separate from and in addition to the SEC’s requirements that the Stockholder must meet in order to have a Stockholder proposal included in the Company’s Proxy Statement.

All proposals should be submitted in writing to the Company’s Secretary at One Wilshire Building, 624 South Grand Avenue, Suite 2900, Los Angeles, California 90017.

OTHER MATTERS

As of the date of this Proxy Statement, the Board does not know of any matter that will be presented for consideration at the Annual Meeting other than as described in this Proxy Statement.

Whether or not you plan to attend the Annual Meeting, please vote by Internet, telephone or by marking, signing, dating and promptly returning the enclosed proxy in the envelope provided.

By order of the Board of Directors,

William K. Dix

Vice President General Counsel and Secretary

September 4, 2009

ANNUAL REPORT

On written request, we will provide without charge to each record or beneficial holder of our common stock a copy of our annual report on Form 10-K for the year ended December 31, 2008 as filed with the SEC. You should address your request to Investor Relations, SouthWest Water Company, 624 South Grand Avenue, Suite 2900, Los Angeles, California, 90017-3782.

We make available on our website, www.swwc.com under Investor Relations, Financial Information, free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file or furnish such materials to the SEC.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file with the SEC at the SEC’s public reference room at Public Reference Room, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20259.

Please call the SEC at 1-800-732-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at the Internet worldwide website maintained by the SEC at http://www.sec.gov.

ANNUAL MEETING OF STOCKHOLDERS

Friday, October 23, 2009

10:00 a.m. Pacific Time

Hotel Location:

The Millennium Biltmore Hotel is located at the intersection of Grand Avenue and 5th Street in downtown Los Angeles.  Enter the hotel’s parking lot from Grand Avenue.

Complimentary Parking at the Hotel:

Inform the parking attendant that you are attending SouthWest Water Company’s annual meeting. Please bring your parking stub to the meeting for validation.

Millennium Biltmore Hotel Los Angeles

506 South Grand Avenue

Los Angeles, CA 90071

(213) 624-1011

X Please mark your votes as indicated in this example FOR AGAINST FOR AGAINST FOR AGAINST ABSTAIN We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Internet and telephone voting is available through October 22, 2009, 11:59 PM Eastern Time. OR INTERNET http://www.proxyvoting.com/swwc Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. FOLD AND DETACH HERE YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Signature Signature Date NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. SouthWest Water’s Board recommends that you vote your shares “FOR” each of the nominees to the Board and “FOR” the ratification of PricewaterhouseCoopers, as the Company’s Independent Public Accountants. 01 Kimberly Alexy 02 Bruce C. Edwards 03 Donovan D. Huennekens 05 William D. Jones 06 Maureen A. Kindel 07 Richard G. Newman 08 Mark A. Swatek 2 Ratification of PricewaterhouseCoopers as the Company’s Independent Public Accountants. 3 To transact such other business as may properly come before the meeting. This Proxy, when properly executed, will be voted according to your instructions. If no instructions are given but the proxy is signed, this Proxy will be voted FOR the election to the Board of ALL the nominees listed and, FOR proposal 2. In their discretion, the Proxy holders are authorized to vote upon such other business as may properly come before themeeting or any adjournment or postponement thereof. 04 Thomas Iino 1. Election of Directors Nominees: SOUTHWEST WATER COMPANY 57993 Mark Here for Address Change or Comments SEE REVERSE Will Attend Meeting YES

BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 SOUTHWEST WATER COMPANY PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, OCTOBER 23, 2009 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Mark A. Swatek as Proxy holder, with the power to appoint his substitute, and hereby authorizes him to represent and vote, as designated on the reverse side, all eligible shares of Common or Preferred Stock of SouthWest Water Company (the “Company”), held of record by the undersigned on September 11, 2009 at the 2009 Annual Meeting of Stockholders to be held at 10:00 AM, Pacific Time, on October 23, 2009 at the Millennium Biltmore Hotel, Los Angeles, 506 South Grand Avenue, Los Angeles, California 90017, and any adjournment thereof (the “Annual Meeting”). IMPORTANT – PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY OR VOTE BY INTERNET OR TELEPHONE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED ACCORDING TO YOUR INSTRUCTIONS ON THE REVERSE SIDE. IF NO INSTRUCTIONS ARE GIVEN BUT THE PROXY IS SIGNED, THIS PROXYWILL BE VOTED FOR ALL DIRECTOR NOMINEES AND FOR PROPOSAL 2. Address Change/Comments (Mark the corresponding box on the reverse side) (Continued and to be marked, dated and signed, on the other side) FOLD AND DETACH HERE 57993 Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders. The Proxy Statement and the 2008 Annual Report to Stockholders are available at: http://ir.swwc.com